UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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ViroPharma Incorporated

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VIROPHARMA INCORPORATED

730 Stockton Drive

Exton, Pennsylvania 19341

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2009

To Our Stockholders:

Our annual stockholders’ meeting will be held on Friday, May 22, 2009 at 10:00 a.m., local time, at The Desmond Hotel, One Liberty Boulevard, Malvern, PA, 19355 for the following purposes:

1. To elect three (3) Class I directors to our board of directors. Each director elected by the stockholders will serve for a three-year term expiring at the 2012 annual stockholders’ meeting and until each such director’s successor has been elected and qualified.

2. To approve the amendment and restatement of our employee stock purchase plan to increase the number of shares of common stock available for issuance under that plan by 300,000 shares.

3. To ratify the appointment of KPMG LLP (“KPMG”) as independent registered public accounting firm for the fiscal year ending December 31, 2009.

4. To transact any other business that may properly arise at the meeting.

Any action may be taken on these matters at the annual meeting, or on the date to which the annual meeting may be continued, postponed or adjourned. Our board of directors has chosen April 3, 2009 as the record date for determining the stockholders who will be entitled to receive notice of our annual meeting and to vote at that meeting. We will maintain a complete list of our stockholders entitled to vote at the annual meeting at our headquarters, located at 730 Stockton Drive, Exton, Pennsylvania, for ten days before the annual meeting.

The proxy statement included with this notice discusses each of our proposals to be considered at the annual meeting of stockholders. We also have included a copy of our annual report to stockholders for the year ended December 31, 2008 for your review.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders on May 22, 2009

While we are sending you this full set of proxy materials, this notice of annual meeting of stockholders, the proxy statement and our annual report to stockholders for the year ended December 31, 2008 are also available at www.stocktrans.com/eproxy/viropharma2009. Information included in our website, other than the notice of annual meeting of stockholders, the proxy statement and the annual report to stockholders for the year ended December 31, 2008, is not part of the proxy soliciting materials.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible so that we can count your vote. We have included a postage-prepaid envelope for your use, or you may follow the instructions on your proxy card for voting by Internet or by telephone. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote in person.

By order of the board of directors,
J. Peter Wolf
Vice President, General Counsel and Secretary

April 8, 2009

Exton, Pennsylvania

VIROPHARMA INCORPORATED

730 Stockton Drive

Exton, Pennsylvania 19341

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2009

We are sending you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares at our 2009 annual meeting of stockholders, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement. The annual meeting will be held on May 22, 2009 at 10:00 a.m., local time, at The Desmond Hotel, One Liberty Boulevard, Malvern, PA, 19355. We began mailing this proxy statement and the accompanying proxy card on or about April 17, 2009. We have also included our annual report to stockholders for the year ended December 31, 2008 for your review. The annual report to stockholders is not part of this proxy statement.

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders, including (i) the election of Class I directors, (ii) the approval of an amendment and restatement of our employee stock purchase plan to increase the number of shares of common stock available for issuance under that plan by 300,000 shares (the “ESPP Amendment”), and (iii) the ratification of the appointment of KPMG as our independent registered public accounting firm.

Who is entitled to vote at the annual meeting?

Only holders of our common stock, $0.002 par value per share, as of the close of business on April 3, 2009, the record date, are entitled to receive notice of our annual meeting and to vote at the meeting. On April 3, 2009 we had 77,406,908 shares of our common stock outstanding. Each common stockholder that is entitled to vote will have the right to one vote for each share of common stock outstanding in such stockholder’s name at the close of business on the record date.

Do I have to attend the meeting in order to vote?

No. If you want to have your vote count at the meeting, but not actually attend the meeting in person, you may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Internet—If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

By Telephone—You may submit your proxy from any location in the United States or Canada by following the “Vote by Telephone” instructions on the proxy card.

By Mail—You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid envelope. If you hold your shares in street name, you should follow the directions provided by your broker or nominee regarding how to instruct your broker or nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below.

If, however, you choose to vote in person, you can attend the annual meeting and cast your vote in person. If you need directions to the annual meeting, please contact Investor Relations at (610) 458-7300.

If you are a registered holder, your shares will be voted in the manner that you indicate in your proxy. The proxy card provides spaces for you to vote “FOR,” or to “WITHHOLD” your authority to vote your shares for the nominees for the board of directors. The proxy card also provides spaces for you to vote “FOR” or “AGAINST” or “ABSTAIN” from voting in connection with our proposal to approve the ESPP Amendment and to ratify the appointment of KPMG LLP as independent registered public accounting firm for fiscal 2009. If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted FOR the election of the three (3) Class I director nominees, FOR the approval of the ESPP Amendment and FOR the ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2009.

What if my shares are held in “street name?”

If you hold your shares in “street name” through a broker or other nominee, then the broker who holds your shares has the authority under the applicable stock exchange rules to vote on certain items when they have not received instructions from you. For example, we believe that brokers that do not receive instructions from you are entitled to vote those shares with respect to the election of directors or to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2009. However, a failure by brokers to vote those shares will have no effect on the outcome of the election of the directors, as the directors are to be elected by a plurality of the votes cast. Brokers are not entitled to vote those shares on the proposal to approve the ESPP Amendment.

How many shares entitled to vote must be present to conduct business at the annual meeting?

We need a quorum of stockholders to hold a valid annual meeting. A quorum will be present if a majority of the common stock outstanding and entitled to vote at the annual meeting is present in person or by proxy. If a quorum is present, we will be able to conduct business at the meeting. Broker non-votes and votes withheld are counted as present for the purpose of establishing a quorum.

What are the recommendations of our board of directors?

The recommendations of our board of directors are set forth in the description of the matters to be acted on in this proxy statement. In summary, our board of directors recommends a vote:

•	FOR election of the Class I director nominees (see PROPOSAL 1);

•	FOR approval of the ESPP Amendment (see PROPOSAL 2); and

•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2009 (see PROPOSAL 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, they will vote in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors.

What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. Broker non-votes and properly executed proxies marked “WITHHOLD” with respect to the election of a Class I director will not be voted with respect to the director indicated, although they will be counted for purposes of determining whether there is a quorum present at the meeting. As a result, the director nominee receiving the highest number of votes for each available seat will be elected to our board of directors.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the ESPP Amendment and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2009 is required for approval. A properly executed proxy marked “abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Any broker non-votes will not have an effect on the ESPP Amendment proposal but will be counted for purposes of determining whether a quorum is present.

Any other matter submitted to the stockholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the annual meeting, unless a greater percentage is required either by law or by our amended and restated certificate of incorporation or amended and restated bylaws. If you “abstain” from voting on any of these matters, your abstention will be considered as present and entitled to vote for purposes of determining the presence of a quorum, but will have the effect of a vote “AGAINST” the particular matter.

Can I change my vote after I return the proxy card?

Yes. You may change your proxy instructions at any time prior to the vote being taken at the annual meeting. For shares held directly in your name, you may accomplish this by sending a written revocation or delivering a new proxy bearing a later date (which automatically revokes the earlier proxy) before the annual meeting to J. Peter Wolf, our corporate secretary, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you in street name through your broker or nominee, you may accomplish this by submitting new voting instructions to your broker or nominee.

How can I get additional information about the company?

We will be happy to provide you (without charge) with a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Please address your requests for such documents to J. Peter Wolf, Vice President, General Counsel and Secretary of ViroPharma Incorporated, 730 Stockton Drive, Exton, Pennsylvania 19341, telephone number (610) 458-7300.

Householding of Annual Meeting Materials

If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 (telephone number:1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to or call J. Peter Wolf, Vice President, General Counsel and Secretary of ViroPharma Incorporated, 730 Stockton Drive, Exton, Pennsylvania 19341, telephone number (610) 458-7300. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Mr. Wolf in the same manner.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2009

Our 2009 notice of annual meeting and proxy statement and 2008 annual report to stockholders are available at www.stocktrans.com/eproxy/viropharma2009.

Please see “About the Annual Meeting” beginning on page 1 of this proxy statement for the following information:

•	Date, time and location of the 2009 annual meeting.

•	How to obtain directions to the meeting.

•	How to vote in person at the meeting.

•	An identification of each separate matter to be acted on at the annual meeting.

•	The recommendations of our board of directors regarding those matters.

New rules adopted by the Securities and Exchange Commission allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to stockholders. However, in the future we may take advantage of this new distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. It would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware and our amended and restated certificate of incorporation and amended and restated bylaws, our business, property and affairs are managed under the direction of the board of directors. Although our directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the board of directors and committees of the board of directors.

In December 2008, our board of directors established a corporate governance and nominating committee and in February 2009, the board of directors approved our Corporate Governance Guidelines, which address the composition and operation of the board of directors. These guidelines are available on the Investor section of our website (www.viropharma.com) by selecting “Investors” and then “Corporate Governance”.

Our board of directors currently consists of seven directors. The board consists of three classes of directors, with each director serving a three-year term. The members of the board of directors on the date of this proxy statement, and the committees of the board on which they serve, are identified below:

Director	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee

Paul A. Brooke	*

William D. Claypool			*

Michael R. Dougherty	*	*			*

Robert J. Glaser			*	*

John R. Leone	*

Vincent J. Milano

Howard H. Pien					*	*

*	Member
**	Chair

Our board of directors has determined that each of the directors listed above, with the exception of Mr. Milano, is independent under applicable NASDAQ rules. Mr. Milano is not an independent director because of his current employment as an executive of ours.

On December 12, 2008, Michel de Rosen, informed the board of directors of his intention to retire from the board effective January 1, 2009 in order to devote more time to his position as Chief Executive Officer of Saint-Gobain Desjonqueres in France. On December 12, 2008, Mr. Milano was appointed to serve as the Chairman of the board of directors and Mr. Pien was appointed as Lead Independent Director of the board of directors.

Committees and Meetings of the Board

The board of directors has a compensation committee and an audit committee and all of the directors other than Mr. Milano (the independent directors) act as our nominating committee. During 2008, the board of directors held eight meetings, the compensation committee held four meetings, the audit committee held five meetings and the nominating and corporate governance committee held one meeting. All directors attended at least 75% of the combined number of full board meetings and meetings of board committees on which each such director served. Our Corporate Governance Guidelines provide that members of the board of directors are expected to attend our annual meeting of shareholders. All of the members of our board of directors were in attendance at our 2008 annual meeting.

If you would like to communicate with our board of directors, please send a letter to the following address: ViroPharma Incorporated, Attention: Board of Directors c/o General Counsel and Secretary, ViroPharma Incorporated, 730 Stockton Drive, Exton, Pennsylvania 19341. Our General Counsel will review each such communication and forward a copy to each member of the board of directors.

The compensation committee’s responsibilities include: (i) overseeing our incentive compensation plans and equity-based plans, (ii) annually reviewing and approving the salary of our Chief Executive Officer and other executive officers, and (iii) annually establishing the parameters for the compensation of all other employees. The compensation committee does not currently have a charter. The current members of the compensation committee are Mr. Glaser (Chairman) and Dr. Claypool, each of whom are independent under applicable NASDAQ rules.

To assist the compensation committee in carrying out its responsibilities, in 2008, we engaged CBIZ Human Capital Services to conduct an annual review of our total compensation program for our Chief Executive Officer as well as for other key executives. The consultant works with both the compensation committee and management to provide information and guidance regarding emerging market practices, trends and changes in regulatory environment and to provide an outside point of view regarding compensation proposals. Our consultant provided both published salary surveys to obtain market pay data as well as peer group data. For additional information concerning the role of CBIZ in advising the compensation committee, please see the “Compensation of Executive Officers and Directors—Compensation Discussion and Analysis” beginning on page 17 of this proxy statement.

In addition to a compensation consultant, the compensation committee also solicits the input of our management with respect to non-employee director compensation and certain aspects of executive compensation. For non-employee director compensation, management utilizes information compiled by us and surveys of director compensation to develop recommendations that are then presented to the compensation committee and the entire board of directors. For base salaries of our executive officers other than the Chief Executive Officer, our Chief Executive Officer will make preliminary recommendations to the compensation committee concerning any proposed adjustments to salary for the executive officers other than the Chief Executive Officer. Also, in developing the annual incentive bonus plan, the compensation committee will review management’s preliminary recommendations concerning the performance objectives established pursuant to the plan. The compensation committee considers the advice of a compensation consultant and the recommendations of management, before it determines executive and non-employee director compensation.

The compensation committee has the authority to delegate authority to subcommittees. The compensation committee has previously delegated authority to make option grants to non-executive employees from a pool of options approved by the compensation committee to a committee comprised of Vincent Milano and J. Peter Wolf.

The audit committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent registered public accounting firm, (ii) appointing, replacing and discharging the independent registered public accounting firm, (iii) pre-approving the professional services provided by the independent registered public accounting firm, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent registered public accounting firm, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent registered public accounting firm. The charter was amended in May 2005 and is available on our website at www.viropharma.com. The current members of the audit committee are Mr. Dougherty (Chairman), Mr. Brooke and Mr. Leone, each of whom meets the definition of an “independent” director as set forth in the NASDAQ rules and the rules of the Securities and Exchange Commission. The board of directors has determined that Mr. Dougherty is an “audit committee financial expert,” as such term is defined under the rules of the Securities and Exchange Commission.

The nominating and corporate governance committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the nominating and corporate governance committee is responsible for (i) reviewing the composition and size of the board; (ii) reviewing and determining the eligibility criteria for board candidates; (iii) assessing the range of skills and expertise of candidates (in consultation with the Chairman of the board of directors); (iv) recommending candidates to the board for nomination; and (v) oversees the procedures for conducting the assessment of the board of directors. The charter of the nominating and corporate governance committee is available on the Investor section of our website (www.viropharma.com) by selecting “Investors” and then “Corporate Governance”. The nominating and corporate governance committee met one time during 2008. The current members of the nominating committee are Howard Pien (Chairman) and Michael Dougherty. Each of the members of the nominating and corporate governance committee are independent within the meaning of SEC regulations, the listing standards of the NASDAQ Stock Market and our Corporate Governance Guidelines.

In December 2008, the board of directors appointed Mr. Pien to serve in the newly created position of Lead Independent Director. The primary responsibility of our Lead Independent Director is to preside over the executive sessions of the board of directors in which the Chairman of the board of directors (if a member of management), management directors and other members of management do not participate. In 2008, the board of directors met four times in executive session. The Lead Independent Director also serves as liaison between the Chairman and the independent directors, consults with the Chairman regarding information sent to the board of directors and meeting agenda and schedules to assure that there is sufficient time for discussion of all agenda items. In addition, the lead independent director has the authority to call meetings of the independent directors and if deemed in the best interests of the company by the Chairman, he or she shall be available for consultation and direct communication with significant stockholders.

Director Nominations

The nominating and corporate governance committee seeks director candidates based upon a number of qualifications, including their independence, knowledge, judgment, character, leadership skills, education and experience. The board particularly emphasizes a candidate’s judgment, integrity, ethics, and his or her independence, entrepreneurial instincts, commitment to our values and ability to work as a member of a team. The candidate’s background should include pharmaceutical related clinical or commercial experience, experience in business development, exposure to reimbursement issues and hospital settings or experiences in finance related areas. The board does not generally rely upon third-party search firms to identify board candidates. Instead, the board relies on recommendations from a wide variety of its business contacts, including current executive officers, directors and stockholders, as a source for potential board candidates. The nominating and corporate governance committee evaluates the above criteria as well as the current composition of the nominating and corporate governance committee and the need for audit committee expertise. The nominating and corporate governance committee then nominates the candidates that it believes best suit our needs. After completing this evaluation, the nominating and corporate governance committee makes a recommendation to the full board of directors as to the persons who should be nominated by the board of directors, and the board of directors determines the nominees after considering the recommendation of the nominating and corporate governance committee.

The board of directors will consider stockholder recommendations for directors sent to the General Counsel and Secretary, ViroPharma Incorporated, 730 Stockton Drive, Exton, Pennsylvania 19341. Stockholder recommendations for directors should include (i) the name and address of the stockholder recommending the person to be nominated, (ii) a representation that the stockholder is a holder of record of our common stock, including the number of shares held and the period of holding, (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee, (iv) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended and (v) the consent of the recommended nominee to serve as a director of ours if so elected. Stockholders’ nominees that comply with these procedures will receive the same consideration by the board of directors that other nominees receive.

Compensation of Directors

During 2008, directors that are non-executive officers of ours, and directors that are not affiliated with a person or entity that has been granted a contractual right to appoint a director to the board of directors, received a cash retainer of $15,000 annually. These directors received $2,500 for each board meeting, and $1,000 for each committee meeting that they attend, plus travel expenses. The Chairman of the board of directors, if he is a non-executive officer, receives an additional cash retainer of $30,000, the Chairman of the audit committee received an additional cash retainer of $5,000, and the Chairman of the compensation committee received an additional cash retainer of $3,500. These directors also receive an option grant to purchase 25,000 shares, vesting in equal increments over three years, upon their initial election to the board and option grants annually to purchase 10,000 shares of our common stock that vest one year after the date of grant. In February 2008, each of our directors other than Mr. de Rosen received the annual option grants to purchase 10,000 shares of our common stock. The compensation for Chairman of the board of directors was established in April 2008 following the separation of the positions of Chairman and Chief Executive Officer. Compensation of the chairman of the nominating and corporate governance committee was established at $3,500 in December of 2008 and the compensation for the Lead Independent Director of $10,000 was established in December 2008 upon the creation of the position following the designation of Mr. Milano as Chairman of the board of directors. We also reimburse directors for travel expenses incurred in connection with attending meetings of the board, committee and stockholder meetings. We do not provide retirement benefits or other perquisites to non-employee directors under any current program.

Each of our directors and officers are parties to an indemnification agreement with us. Under these agreements, our directors and officers will be indemnified against liabilities and expenses incurred in connection with their services to us to the fullest extent permitted under Delaware law. These indemnification rights are subject to each director and officer meeting the applicable standard of care and to a determination to provide such indemnification by a majority of disinterested directors or by independent counsel.

DIRECTOR SUMMARY COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQDC Earnings ($)	All Other Compensation ($)	Total ($)
Paul Brooke	$39,198	$73,483	—	—	—	$112,681

William Claypool	$37,000	$73,483	—	—	—	$110,483

Michel de Rosen(4)	$76,827	$45,011	—	—	—	$121,838

Michael Dougherty	$44,000	$73,980	—	—	—	$117,980

Robert J. Glaser	$40,500	$73,483	—	—	—	$113,983

John Leone	$39,000	$218,371	—	—	—	$257,371

Howard H. Pien	$36,353	$136,015	—	—	—	$172,368

(1)	Consists of a cash retainer of $15,000 annually plus $2,500 for each board meeting, and $1,000 for each committee meeting that was attended. Michel de Rosen, in his capacity as non-executive Chairman of the board of directors received an additional cash retainer of $30,000, the Chairman of the audit committee received an additional cash retainer of $5,000, and the Chairman of the compensation committee received an additional cash retainer of $3,500. Also includes reimbursement of travel expenses as follows: Mr. Brooke $200, Mr. de Rosen $23,077 and Mr. Pien $1,353.
(2)	On February 25, 2008, each of the non-employee directors received a grant of stock options to purchase 10,000 shares of our common stock at an exercise price of $9.15 per share, which vest one year after the date of grant. On March 31, 2008, upon agreement to serve solely as chairman of the board of directors, Mr. de Rosen received a grant of stock options to purchase 10,000 shares of our common stock at an exercise price of $8.94 per share, which vest one year after the date of grant.
(3)

For each non-employee director other than Mr. de Rosen, the amount shown consists of the equity compensation expense calculated under SFAS 123R including a portion of the value of option awards made in prior years, since expense is recognized ratably over the one year vesting period of the annual grants. For Mr. Leone and Mr. Pien the amounts also include equity compensation expense related to stock option awards received in 2006 upon their first election or appointment to the board. These awards vest ratably over three years on each anniversary of the grant date. For Mr. de Rosen, the amount shown consists of the equity compensation expense calculated under SFAS 123R solely for options granted for his service as a director and do not include the value of option awards made in prior years in his capacity as an executive officer of the company. See Note 12 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the assumptions used in the SFAS 123R calculation. The fair value of each annual option award granted to directors, other than Mr. de Rosen, in 2008 was $61,715, as calculated under SFAS 123R. For Mr. de Rosen, the fair value of the options granted in his capacity as a director on March 31, 2008 was $59,742, as calculated under SFAS 123R.

At fiscal year ended December 31, 2008, the aggregate number of stock options outstanding for each director was as follows: Mr. Brooke 95,000; Dr. Claypool 85,000; Mr. de Rosen 743,000; Mr. Dougherty 40,000; Mr. Glaser 65,000; Mr. Leone 55,000; and Mr. Pien 52,500.

(4)	Compensation reflected in this table for Mr. de Rosen includes compensation for service as a member of the board of directors provided subsequent to Mr. de Rosen’s resignation as our chief executive officer on March 31, 2008. Compensation provided to Mr. de Rosen in his capacity as an executive officer is provided in the Summary Compensation Table on page 27.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics applicable to our principal executive officer and principal financial and accounting officer and persons performing similar functions. In addition, the Code of Business Conduct and Ethics applies to our employees, officers, directors, agents and representatives. Our Code of Business Conduct and Ethics is intended to comply with the rules of the Securities and Exchange Commission and NASDAQ rules. The Code of Business Conduct and Ethics was filed with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003. The Code of Business Conduct and Ethics was amended in April 2008 and filed with Securities and Exchange Commission as an exhibit to our Form 8-K filed on April 11, 2008. The Code of Business Conduct and Ethics is available on our website at www.viropharma.com.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of seven (7) directors. The board consists of three classes of directors, with each director serving a three-year term. Each year, one class of directors comes up for election. At the annual meeting, stockholders will vote on the election of three Class I directors. The Class I directors elected at the annual meeting of stockholders will serve until the 2012 annual meeting of stockholders and until each such director’s successor has been elected and qualified, except if the director resigns, is removed or dies before such time.

The Class I nominees for election to the board of directors at the annual meeting are Paul A. Brooke, Michael R. Dougherty and Robert J. Glaser. The Class II director presently is Dr. William D. Claypool. The Class III directors presently are John R. Leone, Vincent J. Milano and Howard H. Pien.

The affirmative vote of a plurality of shares of the common stock present or represented by proxy at the annual meeting and entitled to vote is required for the election of each of Paul A. Brooke, Michael R. Dougherty and Robert J. Glaser. If any of these nominees should become unable or unwilling to accept nomination or election, a circumstance which we do not expect, the proxy holders intend to vote for any alternate nominees designated by the board of directors or, in the discretion of the board, the position(s) may be left vacant.

Described below is certain information regarding each director, including the nominees. Each of the members of the board of directors, including the director nominees, is independent under applicable NASDAQ rules other than Mr. Milano who currently serves as our Chief Executive Officer. The Class I director nominees were recommended by the unanimous consent of the nominating and corporate governance committee and nominated by the unanimous vote of the entire board of directors.

Class I—Nominees with Terms Continuing until 2012

Paul A. Brooke. Mr. Brooke has served as a director of the Company since February 2001. Mr. Brooke has been Chairman of Alsius Corporation since June 2007. Since June of 2000, Mr. Brooke has been a managing member of the PMSV Holdings, LLC, and an Senior Advisor of Morgan Stanley. He was a managing director at Tiger Management LLC from April 1999 to May 2000. Mr. Brooke was a managing director at Morgan Stanley and was global head of healthcare research and strategy from March 1983 to April 1999. Mr. Brooke also is a director of WebMD Corporation, Incyte Corporation, MPM Bioequities Fund, Cheyne Capital Management International and Manning and Napier Advisors. Mr. Brooke is 63 years of age.

Michael R. Dougherty. Mr. Dougherty has served as a director of ViroPharma since January 2004. Mr. Dougherty was elected as President and Chief Executive Officer of Adolor Corp. and a member of the Board of Directors in December 2006. Mr. Dougherty joined Adolor as Senior Vice President of Commercial Operations in November 2002, and until his appointment as President and CEO in December 2006, served in a number of capacities, including Chief Operating Officer and Chief Financial Officer. From November 2000 to November 2002, Mr. Dougherty was President and Chief Operating Officer of Genomics Collaborative, Inc., a privately held functional genomics company. Previously, Mr. Dougherty served in a variety of senior positions at Genaera Corporation, formerly Magainin Pharmaceuticals Inc., a publicly-traded biotechnology company, including as President and Chief Executive Officer and at Centocor, Inc., a publicly-traded biotechnology company, including as Senior Vice President and Chief Financial Officer. Mr. Dougherty received a B.S. from Villanova University. Mr. Dougherty is 52 years of age.

Robert J. Glaser. Mr. Glaser has served as a Director of ViroPharma since August 1997. Currently, Mr. Glaser is a Senior Partner in Pennmark Associates, LLC, a biotechnology consulting firm. From 2005 to 2009, Mr. Glaser was Chief Marketing & Sales Officer of Indegene, Inc., a medical education and e-learning company. During 2004, Mr. Glaser was Executive Vice President of Sales and Marketing of Ancillary Care Management, a healthcare management company. During 2003, Mr. Glaser was Senior Vice President, Caliber Associates. From 2001 to 2002, Mr. Glaser was a consultant to the biotechnology and pharmaceutical industries. From 1998-2001, Mr. Glaser was President of the McKessonHBOC Pharmaceutical Services division of McKessonHBOC. He was President and Chief Operating Officer of Ostex International from 1996-1997. Mr. Glaser was Senior Vice President of Marketing for Merck U.S. Human Health from 1994-1996, Vice President of Marketing from 1993-1994 and Vice President of Merck’s Vaccine Division from 1991-1993. Mr. Glaser is 56 years of age.

Class II—Directors with Terms Continuing until 2010

William D. Claypool, M.D. Dr. Claypool has served as Director of ViroPharma since December 2003. Since October 2008, Dr. Claypool has been a Senior Partner at Pennmark Associates, LLC, a pharmaceutical development consulting firm. Prior to that, Dr. Claypool served as President of Phoenix Data Systems, Inc, from January 2001 until it was acquired by Bio-Imaging Technologies, Inc. in March 2008. From January 2001 until June 2001 he served as President and CEO of The GI Company. From 1991 to 2001 Dr. Claypool held a number of management positions with SmithKline Beecham Pharmaceuticals, serving from November 1998 to December 2000 as Senior Vice-President and Director of Worldwide Clinical Development and Medical Affairs. Dr. Claypool was a member of the Board of Directors and served on the Audit Committee of 3 Dimensional Pharmaceuticals from January 2002 to April 2003. Dr. Claypool received his medical degree from the University of Connecticut School of Medicine. Dr. Claypool is 58 years of age.

Class III—Directors with Terms Continuing until 2011

John R. Leone. Mr. Leone has served as a director of ViroPharma since January 2006. From 2007 until present Mr. Leone is a Partner at Paul Capital Partners. From 2004 to 2005, Mr. Leone was President, Chief Executive Officer and member of the board of directors of Cambrex Corporation. From 2000 to 2004, Mr. Leone was Senior Vice President and Chief Operating Officer for U.S. commercial operations of Aventis Pharmaceuticals. Prior to 2000, Mr. Leone held a variety of senior positions at Rhone-Poulenc Rorer, American Home Products Corporation and Pfizer. Mr. Leone has a bachelor of science degree from the U.S. Military Academy at West Point, New York, and a masters of business administration degree in marketing from the University of Colorado. Mr. Leone is 61 years of age.

Vincent J. Milano. Mr. Milano joined the company in 1996, and has served as President and CEO since March 2008. Mr. Milano served as Chief Operating Officer from January 2006 to March 2008, as Vice President, Chief Financial Officer of ViroPharma from November 1997 to March 2008. Mr. Milano also previously served as our Vice President, Finance & Administration, Treasurer, and as Executive Director, Finance & Administration. Prior to joining ViroPharma, Mr. Milano was with KPMG LLP, independent certified public accountants, where he was a Senior Manager from 1991 to 1996. Mr. Milano received his Bachelor of Science degree in Accounting from Rider College. Mr. Milano is 45 years of age.

Howard H. Pien. Mr. Pien has served as one of our directors since May 2004. Mr. Pien is the CEO and President of Medarex, a biotechnology company, since January 2007. Mr. Pien served as the President and Chief Executive Officer and a Director of Chiron from April 2003 until Chiron’s merger with Novartis in April 2006. Mr. Pien was elected Chairman of the Board of Directors of Chiron in May 2004. He joined Chiron from GlaxoSmithKline, where he held roles of increasing responsibility for the commercial operations of the company’s worldwide pharmaceuticals business, culminating in his tenure as President, Pharmaceuticals International from December 2000 to March 2003. Mr. Pien previously held key positions in SmithKline Beecham’s pharmaceuticals business in the United States, the United Kingdom, and North Asia, culminating in his tenure as President, Pharmaceuticals-North America. Prior to joining SmithKline Beecham, he worked six years for Abbott Laboratories and five years for Merck & Co., in positions of sales, marketing research licensing and product management. Mr. Pien previously served as a director of ViroPharma Incorporated from 1998 to 2003, and currently serves as a director of Vanda, a public company engaged in drug development. Mr. Pien holds a B.S. degree from Massachusetts Institute of Technology and an M.B.A. from Carnegie-Mellon University. Mr. Pien is 51 years of age.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR THE CLASS I DIRECTORS AS DESCRIBED IN PROPOSAL 1 ABOVE.

PROPOSAL 2

AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

On March 13, 2000, our board of directors adopted our 2000 Employee Stock Purchase Plan (“Plan”), which the stockholders approved in May 2000. Our board of directors amended and restated the Plan in December 2001. In February 2003, our board of directors amended and restated the Plan again to increase the number of shares of common stock reserved for issuance under the plan from 300,000 to 600,000, which the stockholders approved in May 2003. In April 2009, our board of directors again adopted an amendment and restatement of the Plan which increases the number of shares of common stock reserved for issuance under the Plan from 600,000 to 900,000, subject to stockholder approval.

The Plan is intended as an “employee stock purchase plan” under Internal Revenue Code Section 423. If the Plan is qualified under Section 423, our employees who participate in the Plan enjoy certain tax advantages, as described below. In order for the Plan to be qualified, our stockholders must approve the Plan, including certain amendments to the Plan. The purpose of the Plan is to encourage the purchase of common stock by our employees, to provide those employees with a personal stake in ViroPharma and to help us retain our employees. The Plan allows our employees to purchase our common stock at a discount, without being subject to tax until they sell the stock, and without having to pay any brokerage commissions with respect to the purchases. We believe that by encouraging employee stock ownership, this Plan also helps to further align the interests of our employees with the interests of our stockholders.

Description of the Stock Purchase Plan

The Plan provides employees with the right to purchase shares of our common stock through payroll deduction. A total of 600,000 shares of our common stock are available for purchase under the stock purchase plan, subject to adjustment in the number and price of shares available for purchase in the event the outstanding shares of common stock are increased or decreased through stock dividends, recapitalizations, reorganizations or similar changes. As of December 31, 2008, only 248,775 shares are left in the plan for issuance. We are seeking stockholder approval to increase the number of shares available for issuance under the plan by an additional 300,000 shares.

The Plan is administered by the compensation committee of our board of directors. Subject to the terms of the Plan, the board or the committee has authority to interpret the Plan, prescribe, amend and rescind rules and regulations relating to it and make all other determinations deemed necessary or advisable in administering the Plan.

A full-time employee is eligible to participate in the Plan if he or she is employed on the first day of an offering period. A part-time employee is eligible to participate in the Plan if, as of the last day of the month immediately preceding the effective date of an election to purchase our common stock under the Plan, he or she has been employed by us on a part-time basis for at least 24 consecutive months. An employee is considered to be a part-time employee if the employee is scheduled to work at least 20 hours per week. As of March 1, 2009 approximately 170 employees, including our Chief Executive Officer and our other executive officers, were eligible to participate in the Plan. In addition, our board can approve the participation of any subsidiaries.

Any employee who, after purchasing our common stock under the Plan, would own 5% or more of the total combined voting power or value of all classes of our stock or any subsidiary corporation is not eligible to participate. Ownership of stock is determined in accordance with the provisions of Section 424(d) of the Internal Revenue Code. In addition, an employee is not permitted to purchase stock worth more than $25,000 in fair market value for each calendar year.

Stock will be available to be purchased every six months. Eligible employees may elect to participate in the Plan during an offering which starts on each January 1 and July 1 and ends on each June 30 and December 31, respectively. Shares of common stock will be deemed to have been purchased on June 30 or December 31, as applicable. The purchase price per share will be 85 percent of the lesser of:

•	the fair market value per share of our common stock on January 1 or July 1, as applicable; or

•	the fair market value per share of our common stock on June 30 or December 31, as applicable.

If any of these dates is not a trading day, then fair market value will be determined on the next trading day after such date.

An eligible employee who wishes to participate in the Plan must file an election form with the board or committee at least 15 days before the applicable January 1 or July 1. Each participant will have payroll deductions made from his or her compensation on each regular payday during the time he or she is a participant in the Plan. All payroll deductions will be credited to the participant’s account under the Plan. A participant who is on an approved leave of absence may authorize continuing payroll deductions.

If the total number of shares of common stock for which purchase rights are exercised at the end of a six-month offering period exceeds the maximum number of shares of common stock available, the board or committee will make a pro rata allocation of shares available for delivery and distribution. The unapplied account balances will be returned to the participant, without interest, as soon as practicable following the end of the offering period.

A participant may discontinue his or her participation in the Plan at any time, but no other change can be made during an offering period. A participant may change the amount of payroll deductions for subsequent offerings by giving written notice of such change to the board or committee on or before the 15th day of the month immediately preceding the beginning of an offering period.

A participant may elect to withdraw all, but not less than all, of the balance credited to the participant’s account by providing a termination form to the board or the committee at any time before the end of the offering period. All amounts credited to such participant’s account shall be paid as soon as practicable following receipt of the participant’s termination form, and no further payroll deductions will be made with respect to the participant.

If a participant’s employment terminates for any reason other than death, all amounts credited to such participant’s account will be returned to the participant. If a participant’s employment terminates due to death or the participant dies after termination of employment but before the participant’s account has been returned, all amounts credited to such participant’s account will be returned to the participant’s successor-in-interest. A participant who is on an approved leave of absence will remain eligible to participate in the Plan for the first 90 days of such leave of absence. If the participant has not returned to regular non-temporary employment by the close of business on the 90th day of such leave of absence, he or she will be considered to have terminated employment for purposes of the Plan.

All funds held or received by us under the Plan may be used for any corporate purpose until applied to the purchase of shares of our common stock or refunded to employees and will not be segregated from our general assets. Shares of our common stock purchased under the Plan will be issued from our authorized but unissued shares. We will pay all fees and expenses incurred, excluding individual Federal, state, local or other taxes, in connection with the Plan.

An employee’s rights under the Plan belong to the employee alone and may not be transferred or assigned to any other person during the employee’s lifetime.

A participant may not transfer the shares purchased pursuant to the Plan for the nine-month period commencing on the date the shares are purchased. In order to ensure that the transfer restrictions are adhered to, we will hold the shares in escrow for the nine-month restriction period. The restriction period may be waived if the participant makes a written request, and the board or committee determines that the participant has suffered an unforeseeable financial emergency. An unforeseeable financial emergency is an unexpected need for cash arising from illness, casualty loss, sudden financial reversal, or other unforeseeable occurrence. If the board or committee determines that a participant has incurred an unforeseeable financial emergency, it shall release that number of shares from escrow the sale of which will generate an amount necessary to meet the financial emergency. In addition, the board or committee may waive all or part of the restriction period on a uniform basis. After the shares of common stock have been issued under the Plan and the restriction period has expired, such shares may be assigned or transferred the same as any other shares.

The Plan is not qualified under Section 401(a) of the Internal Revenue Code. We generally will not be entitled to a deduction with respect to stock purchased under the Plan, unless the stock is disposed of less than one year after it is purchased by the employee, or less than two years after the start of the offering period pursuant to which the stock was purchased.

Generally, no tax consequences arise at the time the participant purchases shares of common stock pursuant to the Plan. Upon a disposition of shares, the participant will receive compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of:

•	the excess of the purchase price over the fair market value of the shares at the beginning of the offering period, or

•

the excess over the purchase price of (a) the amount actually received for the shares if sold or exchanged or (b) the fair market value of the shares on the date of any other termination of his or her ownership (such as by gift).

The amount of such ordinary income is then added to the participant’s basis in his shares for purposes of determining capital gain or loss. This tax treatment only applies if the following holding period requirement is satisfied:

•	the participant does not dispose of the shares for at least one year after the date of purchase, and

•	the participant does not dispose of the shares for at least two years after the beginning of the offering period during which the shares were purchased.

If a participant disposes of shares of common stock purchased under the Plan before the holding period is satisfied, he or she will receive compensation taxable as ordinary income in the amount of the difference between the amount paid for the shares and the fair market value of the shares at the time of purchase. If the shares are sold or exchanged, the amount of such ordinary income is added to the participant’s basis in his shares for purposes of determining capital gain or loss.

If a participant dies before disposing of the shares purchased under the Plan, he or she will be deemed to have realized compensation income taxable as ordinary income in the taxable year closing with his or her death in an amount equal to the lesser of:

•	the excess of the purchase price over the fair market value of the shares at the beginning of the offering period, or

•	the excess over the purchase price of the fair market value of the shares on the date of death.

He or she is deemed not to have realized any capital gain or loss because of death.

The board or the committee has the right to amend, modify or terminate the Plan at any time without notice, provided that upon any termination, all shares or unapplied payroll deductions will be distributed to participants, and provided further, that no amendment will affect the right of a participant to receive his or her proportionate interest in the shares or unapplied payroll deductions. Upon any amendment of the Plan, stockholder approval will be obtained if required by law.

The above description is a partial summary of material provisions of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan which appears as Annex A attached to this proxy statement.

Equity Compensation Plans

We maintain the 2005 Equity Incentive Plan (the “2005 Plan”), the 1995 Stock Option and Restricted Share Plan (the “1995 Plan”), the 2001 Equity Incentive Plan (the “2001 Plan”) and the 2000 Employee Stock Purchase Plan (the “ESPP”), pursuant to which we may grant equity awards to eligible persons. The 1995 Plan expired in September 2005, although there remain options outstanding that were previously granted under that plan. The 2001 Plan is described more fully below.

The following table gives information about equity awards under our 1995 Plan, 2001 Plan, 2005 Plan and ESPP as of December 31, 2008:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by securities holders (the 1995 Plan, 2005 Plan and the ESPP)	6,007,238(1)	$11.09(1)	4,554,619

Equity compensation plans not approved by security holders (the 2001 Plan)	294,476	$8.16	28,209

Total	6,301,714	$10.95	4,582,828

(1)	Does not include rights granted under the ESPP for which rights were granted in connection with the 6-month offering period that commenced in January 2009. The next scheduled purchase date under the Employee Stock Purchase Plan is June 30, 2009.

2001 Equity Incentive Plan

In November 2001, our board of directors adopted the 2001 Plan, which has not been submitted to or approved by stockholders. The 2001 Plan reserves for issuance up to 500,000 shares of our common stock, of which a maximum of 10% may be awarded and sold or granted as restricted shares and the remainder may be issued pursuant to the exercise of options granted under the plan. The number of shares available for future grant and previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the 2001 Plan.

Eligibility for Participation. Generally, any employee, consultant or advisor to the Company or its subsidiaries is eligible to receive grants under the 2001 Plan; provided, however, officers of the Company or its subsidiaries are not eligible to receive any type of grant under the 2001 Plan. Similarly, no options or restricted shares may be granted to any member of our board of directors under the 2001 Plan.

Terms of Options and Restricted Shares. Nonstatutory stock options (NSOs) and restricted shares are available for grant under the 2001 Plan. The exercise price of options granted under the 2001 Plan may be equal to, more or less than the fair market value of our common stock on the date of grant, and the price (if any) of restricted shares will be determined by our board or a committee. Payment of the exercise price or the price of restricted shares may be made in cash, or by personal or certified check. The board or committee has the discretion to permit a participant to exercise or make payment for restricted shares by delivering a combination of shares and cash. The term of an NSO may not exceed ten years.

Options granted to employees may become exercisable based on the attainment of certain vesting conditions as may be set forth in the award agreement (as determined by the Board or committee)—for example, an option may become exercisable if the optionee remains employed by the Company until a specified date, or if specified performance goals have been met. If a participant’s employment terminates for any reason, the vested portion of an option remains exercisable for a fixed period of three months from the date of the participant’s termination, and all of the restricted shares then subject to restrictions will be forfeited. If restricted shares are forfeited, the Company will refund to the participant the amounts paid for the restricted shares.

Acceleration in Connection with a Change of Control. Our 2001 Plan also has provisions that take effect if we experience a change of control. In general, a “Change of Control” will be deemed to have occurred upon the approval of a plan to dissolve, liquidate, sell substantially all our assets, merge or consolidate with or into another corporation in which we are not the surviving entity or upon a significant change in the composition of the majority of the board.

If a Change of Control occurs and the 2001 Plan is not continued by a successor corporation, the participant is not offered substantially equivalent employment with the successor corporation or the participant’s employment is terminated during the six month period following the Change of Control, then depending on whether the participant has been employed by the Company for at least 2 years, either 50% or 100% of such participant’s unvested options will be fully vested and the restrictions on his or her restricted shares will lapse. The provisions in the 2001 Plan regarding a Change of Control are the same as those found in the 1995 Plan.

Deduction to the Company. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant. The deduction generally will be allowed for our taxable year in which occurs the last day of the calendar year in which the participant recognizes ordinary income.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED IN THIS PROPOSAL 2.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In this Compensation Discussion and Analysis, we address the compensation provided to our named executive officers listed below under “Our Named Executive Officers” and in the Summary Compensation Table that follows this discussion, the goals that we seek to achieve through our executive compensation program and other important factors underlying our compensation practices and policies.

Our compensation committee believes our compensation program has been instrumental in helping us achieve our business objectives and is appropriate and fair in light of our strong financial performance relative to that of our peer group and overall economic conditions. In 2008, our net product sales of Vancocin grew to $232.3 million, a 14% increase over the prior year and we generated net cash from operating activities of $91.4 million. We also advanced our clinical CMV program by concluding a global phase 3 study in stem cell transplant patients and progressing global enrollment in a second study in liver transplant patients. In addition, we closed the acquisition of Lev Pharmaceuticals, Inc. in October 2008 and following the acquisition we initiated the commercial launch of Cinryze for routine prophylaxis of hereditary angioedema, filed a supplemental biologics license application (sBLA) for Cinryze for treatment of acute attacks of HAE, developed and successfully launched Cinryze patient access program, CinryzeSolutionsTM and launched a new sales team for Cinryze.

Objectives of Compensation

Our primary objectives with respect to executive compensation are to provide compensation designed to attract, motivate and retain executives of outstanding ability and potential, tie annual and long-term cash and stock incentives to achievement of measurable company and individual performance objectives and align the interests of executive officers with the interests of our stockholders. We seek to provide incentives for superior individual performance by paying competitive compensation, and to base a significant portion of compensation upon the company’s and the employee’s performance. We believe that our stockholders are best served when we can attract and retain talented executives by providing compensation packages that are competitive.

Process

The compensation committee of our board of directors is responsible for determining the compensation of our Chief Executive Officer. The compensation committee also determines the appropriate compensation of our other executive officers, including the named executive officers included in the Summary Compensation Table on page 27, taking into account the recommendation of our Chief Executive Officer. The compensation committee is primarily responsible for overseeing our incentive compensation plans and equity-based plans, under which stock option grants have been made to employees, including the named executive officers, as well as non-employee directors.

The compensation committee consists of two non-employee directors, each of whom is “independent” under applicable NASDAQ rules, a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “Outside Director” as defined under the treasury regulations promulgated under Section 162(m) of the Internal Revenue Code. The Report of the Compensation Committee is set forth on page 26 of this proxy statement.

Role of Consultants

In furtherance of our compensation objectives, the company engaged CBIZ Human Capital Services to conduct an annual review of our total compensation program for our Chief Executive Officer as well as for other key executives, including all of our named executive officers. The consultant works with both the compensation committee and management to provide information and guidance regarding emerging market practices, trends and changes in regulatory environment and an independent point of view regarding compensation proposals. Our consultant provided both published salary surveys to obtain market pay data as well as peer group data. The compensation committee has recommended that the company periodically engage a different compensation consultant in order to ensure that the outside advisor maintains independence.

Survey Data

The salary surveys utilized by CBIZ Human Capital Services detail compensation for positions within the labor markets in which we typically hire our executive staff. Published survey sources utilized by CBIZ Human Capital Services in the analyses were:

•	CompAnalyst Executive

•	Economic Research Institute (ERI)—Consultants Salary Assessor

•	Frederic W. Cook & Co., Inc.—Change-in-Control Report

•	Frederic W. Cook & Co., Inc.—Fair Value Transfer Report

•	Unifi Network—Change in Control

•	Watson Wyatt Data Services—Compensation Policies & Practices, Non-Qualified Benefits & Perquisite Practices, Survey Reports on Top Management Compensation, and Top Management Compensation Calculator

•	William M. Mercer—Executive Compensation Study Report

•	WorldatWork—Total Salary Increase Budget Survey

•	WorldatWork/Aon Consulting—Severance & Change-in-Control Practices

Peer Group Data

The compensation committee also considered publicly available compensation data provided by our compensation consultant from similarly situated organizations in our industry. The primary factors used to identify the peer group were our size relative to the peer group companies as compared by objective scope measures such as revenues, operating profit, headcount, and market capitalization. We believe that consideration of these comparison factors helps the compensation committee and management determine the competitiveness of our total compensation practices and levels compared to similarly situated organizations in our industry with whom we compete for talent. The peers considered were as follows:

Adams Respiratory Therapeutics, Inc.	Idenix Pharmaceuticals, Inc.	Sciele Pharma, Inc.
Bentley Pharmaceuticals, Inc.	Medicines Co.	Theravance, Inc.
Bradley Pharmaceuticals, Inc.	MGI Pharma, Inc.	Vertex Pharmaceuticals Inc.
Cubist Pharmaceuticals, Inc.	Momenta Pharmaceuticals, Inc.
CV Therapeutics, Inc.	Salix Pharmaceuticals, Ltd.

Elements of Compensation

The compensation committee has adopted a mix among the compensation elements in order to further our compensation goals. The elements include:

•	Base salary;

•	Variable compensation consisting of a cash bonus based upon individual and corporate performance; and

•	Stock option grants with exercise prices set at the fair market value at the time of grant.

The compensation committee believes this combination of elements provides reasonable fixed compensation on which our executives can rely, while providing both short-term and long-term performance incentives. It is the intent of the compensation committee that base salary be set near the median range of the survey and peer group data and targeted annual incentive level and the target long-term incentive award values be set slightly above the median range of the survey and peer group data. The compensation committee reviews information provided by the compensation consultant to determine the appropriate levels and mix of incentive compensation.

Base Salary. Base salaries for our employees, including our named executive officers, are evaluated on an annual basis in the first quarter of each year and are generally targeted near the median of the range of salaries for employees in similar positions with similar responsibilities at our peers. In reviewing the base salaries of the named executive officers for 2008, the compensation committee reviewed a market assessment provided by CBIZ Human Capital Services which included information from the salary surveys and peer group data described above. Our compensation committee also evaluated the expanded responsibilities of our named executive officers as a result of the company’s growth and internal change, the expertise of the individual executive both as to his or her position and in the industry generally, the competitiveness of the market for the executive’s services, the recommendations of the chief executive officer (except in the case of the chief executive officer’s own compensation), and individual performance of the named executive officer. Increases in annual base salaries for 2008 are designed to maintain competitive compensation and motivate the executive to achieve the business objectives set for 2008.

The compensation committee set the 2008 base salary of Michel de Rosen, our Chief Executive Officer at the beginning of 2008, at $404,000, an increase from his 2007 base salary of approximately 3.0%. In setting Mr. de Rosen’s salary, the compensation committee recognized that Mr. de Rosen’s performance and the survey data and peer group data provided for a higher median base salary, however, Mr. de Rosen declined to accept a larger salary increase.

On March 31, 2008, Vincent J. Milano became our President and Chief Executive Officer. Prior to March 31, 2008, Mr. Milano served as our Chief Operating Officer and Chief Financial Officer. Mr. Milano succeeded Mr. de Rosen, who had served as President and Chief Executive Officer since 2000 and who resigned from that position effective March 31, 2008. Mr. Milano continued to serve as Chief Financial Officer until his successor was appointed in October 2008. At the time of his appointment as President and Chief Executive Officer, the compensation committee, after reviewing the data provided by our compensation consultant, approved an increase in Mr. Milano’s annual salary to $430,000. In setting Mr. Milano’s salary, the compensation committee recognized that the base salary of the Chief Executive Officer remained below the median indicated by the survey data and peer group and agreed to regularly evaluate Mr. Milano’s base salary as he gains additional experience as a chief executive officer. On March 31, 2008, Daniel B. Soland became our Chief Operating Officer, succeeding Mr. Milano. Mr. Soland also continues to serve as Vice President and Chief Commercial Officer. The compensation committee, after reviewing the data provided by our compensation consultant, approved an increase in Mr. Soland’s annual salary to $330,000 based upon the assumption of additional responsibilities. On October 20, 2008, Charles A. Rowland became our Chief Financial Officer. Mr. Rowland succeeded Mr. Milano, who had served as Chief Financial Officer since 1997.

The compensation committee met in January and February 2009 to evaluate performance for 2008 and determine whether an increase in base salary of our named executive officers was warranted. The compensation committee took into account the company’s overall performance in 2008 as well as the additional factors described above. Based on the compensation committee’s evaluation of performance for 2008, the compensation committee set the 2009 base salaries of our named executive officers as set forth in the table under “2009 Direct Compensation Actions for Our Chief Executive Officer and other Named Executive Officers” below. No base salary is included in the table for Mr. de Rosen, because he resigned his position as President and Chief Executive Officer effective March 31, 2008.

Variable Cash Bonus. We have a Cash Bonus Plan covering each of our employees, including the named executive officers. Each employee is assigned a target payout, expressed as a percentage of his or her base salary for the year, which varies by the employee’s role with us. We believe that the variable cash bonus opportunity should be set between 50% and 75% of the value of cash bonuses to executives at comparable companies, while the actual amount of any cash bonus will be determined by our performance and the performance of the individual. Our Chief Executive Officer and our other named executive officers are eligible to receive a target bonus of 50% of their base salary.

The Cash Bonus Plan consists of two factors: company and individual. Each of these factors is itself separately weighted. The company factor represents the degree to which we achieved our overall corporate goals in a given year. Each employee is given an individual factor by his or her supervisor to reflect the employee’s performance against his or her goals for the year. For the named executive officers, including our Chief Executive Officer, the company factor receives the highest weighting (70%) in order to ensure that the bonus system for our management team is closely tied to our performance thereby aligning the interests of our executive officers with those of our stockholders. Each factor can be assigned a value of up to 125% for maximum performance. Thus, depending on our performance and the individual employee, he or she could receive up to 125% of the target bonus. In order for an individual to achieve in excess of 100% of their individual factor, such individual must demonstrate performance which is considered “exceptional”, which is measured by surpassing all individual goals (115% to 125%) or “exceeds”, which is measured by achieving or surpassing all goals (101% to 114%). Our Chief Executive Officer’s individual performance was determined to be 115%, the same level as the company factor for 2008. The individual factors for 2008, as determined by the compensation committee, for our other executive officers ranged from 100% to 120%.

An employee’s target bonus percentage is multiplied by the sum of the company factor and the employee’s individual factor. The result of that calculation is then multiplied by the employee’s target bonus percentage to determine the actual bonus paid. Bonuses, if any, are paid during the first quarter of the year immediately following the year of measurement.

The elements that the compensation committee established as our overall corporate goals in January 2008 included a variety of clinical development and pre-clinical objectives, commercial objectives and financial performance oriented metrics, as well as business development and compliance targets. The clinical development objectives included targets in our CMV program related to achieving milestones in the development of our CMV drug candidate such as the degree to which we were able to execute our clinical development plans, initiate global site initiation in our clinical trials, achieve patient enrollment in clinical trials, and effectively manage clinical trial data. Clinical development objectives related to our preclinical non-toxigenic Clostridium difficile program included completion of development plans, completion of manufacturing scale-up efforts and initiation of a phase 1 clinical trial. Clinical development objectives related to our HCV program included defining a path forward for our HCV program and working to identify additional follow-on compounds. The HCV related clinical objectives were designated as “upside” due to the significant levels of uncertainty arising from the discontinuation of dosing with HCV-796 in a phase 2 study as a result of elevated liver enzyme levels in some patients after 8 weeks or more of therapy with HCV-796 with pegylated interferon and ribavirin which occurred in 2007. The commercial objectives included net sales targets, product contribution targets, development, execution of initial product launch plans for maribavir in the US and Europe and development of the commercial supply chain for maribavir. The financial metrics included operating income and operating cash flow targets. The compensation committee also evaluated other indications of performance in making compensation decisions as well, such as our progress in completing acquisitions or obtaining rights to drug candidates and ensuring compliance with applicable laws. The compensation committee establishes the relevant weight of each category of goals in the beginning of each year when the goals are established—the actual weightings set are included in the table below. The compensation committee intends that our goals be ambitious and are subject to the high risks associated with developing and commercializing pharmaceuticals. We expect that not all of our programs will be successful, however, we establish our annual goals as if they will be. The compensation committee establishes corporate goals which are intended to encourage company growth not only in the year for which the goals are established, but also across the medium and long term. The specific annual performance goals reflect our confidential operating plan and information, reflecting our confidential planning process, and, accordingly, to disclose these goals publicly would cause significant competitive harm to us.

In January 2009, the compensation committee considered the bonus compensation for 2008 performance and 2009 compensation matters. The compensation committee reviewed the continued growth of Vancocin® revenues and our operating income as well as the continued strong operating cash flow. The compensation committee also considered the acquisition of Lev Pharmaceuticals, Inc. and the regulatory approval and commercial launch of Cinryze for routine prophylaxis against angioedema attacks in adolescent and adult patients with hereditary angioedema as a significant acquisition. The committee also considered the significant efforts required to commercialize a new product including the development and launch of the Cinryze patient access program, CinryzeSolutionsTM and launch of a new sales team for Cinryze. Additionally, the compensation committee observed that during 2008 important progress was made in the advancement of our CMV clinical development program as nearly all of the goals were exceeded in this program. Specifically, we completed enrollment in our phase 3 study in stem cell transplant patients conducted in the U.S. and Europe and managed clinical data from the is study well. Additionally, we increased site participation and patient enrollment in our phase 3 study in liver transplant patients in both the U.S. and Europe. However, we were not able to advance our HCV program or identify additional follow-on compounds and did not initiate a clinical trial in our non-toxigenic Clostridium difficile program. Finally, the compensation committee considered our efforts in maintaining continued compliance with applicable laws.

These accomplishments reflected the efforts of our employees, including members of our executive team, and were taken into account by the compensation committee in providing our executives with salary increases, equity grants and annual cash performance awards under our cash bonus program at 115% of our target. In making this determination, the compensation committee considered our progress against the predefined bonus program goals and program weighting. Specifically, the compensation committee evaluated our achievements on a program basis as follows:

Goal	Pre-defined Weight	Bonus Determination
Vancocin	30%	37%
maribavir	30%	36%
NTCD	10%	5%
Business Development	20%	25%
Financial and Compliance	10%	12%
TOTAL	100%	115%

Mr. Milano received a bonus for 2008 in the amount of $231,770, which equates to 118% of his target bonus. The compensation committee also authorized the payment of bonuses to the other named executive officers who were officers for the entire year of 2008 which ranged from $173,075 to $193,775, as well as to all other employees. The full board ratified the compensation committee’s salary and bonus determinations for Mr. Milano and the other named executive officers.

Stock Options.

We believe that long-term performance is achieved through an ownership culture through the use of stock and stock-based awards that encourages performance by our executive officers. Our stock incentive plans, consisting of our 2001 Equity Incentive Plan and 2005 Equity Incentive Plan, have been established to provide our employees, including our executive officers, with incentives that are intended to align their interests with the interests of stockholders.

We expect to continue to use stock options as a component of our long-term incentive vehicle because:

•

Stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders.

•	Stock options are performance based. All the value received by the recipient of a stock option is based on the growth of the stock price.

Stock options help to provide a balance to the overall executive compensation program as base salary and our discretionary annual bonus program focus on short-term compensation, while the vesting of stock options increases stockholder value over the longer term. The vesting period of stock options encourages employee retention and the preservation of stockholder value. We have not adopted stock ownership guidelines and our stock incentive plans have provided the principal method, other than through our employee stock purchase plan and open market purchases, for our executive officers to acquire equity in our company.

Our compensation committee oversees the administration of our stock option plans. Generally, stock options are granted to all employees at the commencement of employment and twice annually, which practice was followed in 2008. Our stock incentive plans authorize us to grant options to purchase shares of common stock to our employees, directors and consultants. Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest over a four-year period with 25% vesting on each twelve month anniversary of the employment commencement date for new hire grants, and on each twelve month anniversary of the grant date for annual grants made after an employee’s employment commencement date, in each case, subject to continued employment on each vesting date, and generally expire ten years after the date of grant. Fair market value is defined to be the closing sale price of a share of our common stock on the date of grant as reported on the NASDAQ Stock Market. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended, or Internal Revenue Code.

We believe that it is appropriate that annual option awards be made at a time when material information regarding our performance for the current fiscal year has been publicly disclosed. We do not otherwise have any program, plan or practice to time annual option grants to our executives in coordination with the release of material non-public information. While we have historically made option grants twice annually, the compensation committee retains the discretion to make additional awards to employees, including named executive officers, at other times, in connection with the initial hiring of a new officer, for retention purposes or otherwise. During 2008, the Compensation Committee determined to grant a smaller percentage of options in January and a larger percentage of options in June following the receipt of stockholder approval of amendments to our 2005 Equity Incentive Plan.

In determining the number of stock options to be granted to executives, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, peer group practice, the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual executive’s total compensation. The compensation committee also considers the cost of equity awards and the projected impact on stockholder dilution.

In January 2008, the compensation committee awarded Mr. de Rosen options to purchase 30,000 shares of common stock at an exercise price of $9.96 in his capacity as Chief Executive Officer. Mr. Milano was awarded option grants in January 2008 while serving in the capacity of Chief Operating Officer and Chief Financial Officer and in June 2008 while serving in the capacity as Chief Executive Officer and Chief Financial Officer, but did not receive any additional option grants upon being named Chief Executive Officer in March 2008. In June 2008, the compensation committee awarded Mr. Milano options to purchase 115,000 shares of common stock at an exercise price of $9.99. For each of the other named executive officers, in January 2008, the compensation committee awarded options to purchase 20,000 to 25,000 shares of common stock at an exercise price of $9.96 and, in June 2008, options to purchase an additional 55,000 to 80,000 shares of common stock at an exercise price of $9.99.

In connection with Mr. de Rosen’s resignation as our President and Chief Executive Officer and the compensation committee’s recognition of the valuable service provided to the company by Mr. de Rosen for the preceding 8 years, the compensation committee agreed to amend all of the unexercised options held by Mr. de Rosen so that such options would not expire 90 days following the effective date of his resignation, as would have been the case without the amendment. Under the terms of the amendment, as long as Mr. de Rosen continues to serve as a member of our board of directors or a consultant to us (or as a member of the board of directors of or consultant to any subsidiary of ours), the options will remain outstanding and either remain exercisable (to the extent the options are already vested) or continue to vest and become exercisable pursuant to their terms (to the extent the options have not yet vested). The options subject to the amendment were granted to Mr. de Rosen during the period from June 2000 through January 2008 and included incentive stock options to purchase 79,851 shares of common stock at exercise prices ranging from $0.99 to $29.37 per share and nonstatutory stock options to purchase 1,077,772 shares of common stock at exercise prices ranging from $0.99 to $29.37 per share. The options were also amended to reflect that by operation of law, the incentive stock options become nonstatutory stock options and no longer qualify as incentive stock options within the meaning of section 422 of the Internal Revenue Code. On January 1, 2009, we entered into a consulting agreement with Mr. de Rosen pursuant to which we shall pay Mr. de Rosen $250 per hour for consulting services.

During the fourth quarter of 2007, management engaged SMART Business Advisory and Consulting, LLC to evaluate current trends in the utilization of equity compensation, including the use of stock options, restricted stock and restricted stock units. The data presented by SMART indicated that while many companies in our industry with higher revenues were utilizing a mix of stock options and grants of restricted stock or restricted stock units, very few companies with revenues similar to ours were utilizing restricted stock or restricted stock units. Following a review of data compiled by SMART, the compensation committee determined to continue to provide solely option grants to U.S. based employees during 2008. The compensation committee intends to evaluate, on a periodic basis, whether to utilize grants of restricted stock or restricted stock units in addition to grants of stock options.

Other Compensation. We provide the following benefits to our executive officers generally on the same basis as the benefits provided to all employees:

•	Health, vision and dental insurance;

•	Life insurance;

•	Disability insurance;

•	401(k) with company match; and

•	Employee stock purchase plan providing for the opportunity to purchase our common stock at a discount to market price.

We believe that these benefits are consistent with those offered by other companies, specifically those provided by our peers. Occasionally, certain executives separately negotiate other benefits in addition to the benefits described above, such as reimbursement of relocation expenses.

2009 Direct Compensation Actions for Our Chief Executive Officer and other Named Executive Officers

We do not have employment agreements with any of our executive officers. Base salaries for each of our executive officers are reviewed and approved on at least an annual basis by the compensation committee and ratified by the board of directors. On October 20, 2008, Charles A. Rowland became our Chief Financial Officer. Mr. Rowland succeeded Mr. Milano, who had served as Chief Financial Officer since 1997. The following table reflects the compensation actions taken as of January 2009.

	Base Salary		Cash Bonus Target	Equity Awards
Name	2009 Salary	% Change	2009 Target	Stock Options
Vincent J. Milano	$500,000	16.3%	50%	84,000

Colin Broom	$355,000	5.3%	50%	60,000

Thomas F. Doyle	$330,000	9.6%	50%	60,000

Robert Pietrusko	$350,000	6.6%	50%	60,000

Charles A. Rowland	$340,000	4.6%	50%	60,000

Daniel Soland	$365,000	10.6%	50%	75,000

Tax and Accounting Considerations for Executive Compensation

The compensation paid to our executives is generally subject to taxation at ordinary rates and no particular attempt is made to alter that result. We do, however, attempt to structure our arrangements so that our executives are not subject to tax penalties (such as additional taxes arising under Section 409A of the Internal Revenue Code), although our efforts in this regard have not materially affected the terms of our compensation arrangements.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the other named executive officers, excluding, among other things, certain performance-based compensation. Through December 31, 2008, this provision has not affected our tax deductions, and we believe that, at the present time, it is unlikely, although possible, that the compensation paid to any of our employees in a taxable year which is subject to the deduction limit will exceed $1,000,000. The compensation committee has not purposefully altered its compensation approach to conform to the requirements of available Section 162(m) exemptions, although historically, all stock option awards made under our equity compensation plans were structured and administered in a manner intended to comply with the performance-based exception to Section 162(m). The compensation committee intends to continue to evaluate the effects of the statute and any applicable regulations in the future to ensure that the application of the statute and these regulations are consistent with our best interests.

Effective January 1, 2006, we include the accounting impact of equity awards as required under FAS 123R in our financial statements. The non-cash accounting charge for equity compensation has not been a primary factor considered in determining the size of individual awards or the equity awards granted to employees, consultants and directors company-wide. We endeavor to design our equity incentive awards conventionally, so that they are accounted for under standard governing equity-based arrangements and, more specifically, so that they are afforded fixed treatment under those standards. We have not, however, materially altered the design of our awards as a result of recent changes to the standard for accounting for equity-based compensation. We will continue to carefully quantify and monitor the non-cash accounting expense of our equity programs.

Change of Control Agreements, Severance Agreement and Severance Plan

We do not have employment agreements with our executive officers, however, we have entered into change of control agreements with our executive officers.

The compensation committee believes that the change of control agreements are an important part of our overall compensation program for our executive officers. The compensation committee believes that these agreements will help to secure the continued employment and dedication of our executive officers, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change of control. The compensation committee also believes that these agreements are important as a recruitment and retention device, as most of the companies in our peer group with which we compete for executive talent have similar agreements in place for their executive officers.

Our equity incentive plans under which we have issued equity awards to our employees provide for accelerated vesting of stock under certain circumstances in connection with a change of control of us. If a change of control occurs and the equity incentive plan is not continued by a successor corporation, all unvested options become vested for employees who have been employed by us for at least two years, and 50% of such unvested options become vested for employees with less than two years of service.

•

If a change of control occurs and our plan is continued by a successor corporation, or if our participants receive equivalent, substituted stock options or restricted shares in a successor corporation, then if the participant is not offered substantially equivalent employment with the successor corporation, all unvested options become vested for employees who have been employed by us for at least two years, and 50% of such unvested options become vested for employees with less than two years of service.

•

If any participant is offered substantially equivalent employment with the successor corporation, both in terms of duties and compensation, then his or her options will not be subject to accelerated vesting and the restrictions on his or her restricted shares will not lapse. If that participant’s employment with the successor corporation is terminated during the six month period following the change of control, however, then any unvested options and restricted shares held as of the date of termination will be treated in the manner described above (i.e., all options will vest and the restrictions on all restricted shares will lapse if the participant was employed for at least two years; 50% of the options will vest and the restrictions on 50% of the restricted shares will lapse if the participant was employed for less than two years).

The following report of the compensation committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such acts.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE

Robert J. Glaser (Committee Chairman)
William D. Claypool, M.D.

April 3, 2009

EXECUTIVE COMPENSATION

The following table provides information on the compensation during the fiscal year ended December 31, 2008 of our Chief Executive Officer, Chief Financial Officer and our four other most highly compensated executive officers as of the end of fiscal year.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Valued and NQDC Earnings ($)	All Other Compensation ($)(3)	Total ($)
Michel de Rosen(4)	2008	$116,538	—	—	$1,100,925	—	—	$1,462	$1,218,925
Chief Executive Officer	2007	$392,000	—	—	$1,129,357	$168,168	—	$3,750	$1,693,275
	2006	$375,000	—	—	$727,713	$171,562	—	$3,750	$1,278,025

Vincent J. Milano	2008	$430,000	—		$910,753	$231,770	—	$3,750	$1,576,273
Chief Executive Officer(5)	2007	$315,000	—	—	$749,007	$141,750	—	$3,750	$1,209,507
	2006	$300,000	—	—	$484,735	$139,500	—	$3,750	$927,985

Charles A. Rowland(6)	2008	$50,000	—	—	$41,289	$27,625	—	$—	$118,914
VP, Chief Financial Officer	2007	—	—	—	—	—	—	$—	—
	2006	—	—	—	—	—	—	$—	—

Colin Broom	2008	$337,000	—	—	$698,845	$193,775	—	$3,750	$1,233,370
VP, Chief Scientific Officer	2007	$327,000	—	—	$593,938	$142,245	—	$3,750	$1,066,933
	2006	$317,000	—	—	$357,279	$147,277	—	$3,750	$825,306

Thomas F. Doyle	2008	$301,000	—	—	$660,423	$173,075	—	$3,750	$1,138,248
VP, Strategic Initiatives	2007	$290,000	—	—	$587,914	$134,850	—	$2,523	$1,015,287
	2006	$275,000	—	—	$396,831	$132,000	—	$3,750	$807,581

Robert Pietrusko(7)	2008	$328,300	—	—	$438,931	$188,773	—	$3,750	$959,753
VP, Regulatory	2007	$193,735	—	—	$219,083	$93,009	—	$94,729	$506,935
	2006	$—	—	—	$—	$—	—	$—	—

Daniel Soland	2008	$330,000	—	—	$619,243	$192,225	—	$3,750	$1,145,218
VP, Chief Operating Officer	2007	$260,000	—	—	$443,331	$117,000	—	$3,750	$824,081
	2006	$30,000	—	—	$38,637	$13,950	—	$—	$82,587

(1)	The amounts shown in this column represent compensation expense recognized in 2008 related to (i) stock options granted to the named executive officers in 2008 and (ii) the portions of stock options granted in 2007, 2006, 2005 and 2004 that were expensed in 2008. The amounts shown were calculated in accordance with SFAS 123R, excluding the effect of certain forfeiture assumptions, and are based on a number of key assumptions described in the Note 12 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. For information related to stock option awards made to the named executive officers in 2008, see the Grants of Plan-Based Awards table beginning on page 28 of this proxy statement. The amount of compensation, if any, actually realized by a named executive officer from the exercise and sale of vested stock options will depend on numerous factors, including the continued employment of the named executive officer during the vesting period of the award and the amount by which the stock price on the day of exercise and sale exceeds the stock option exercise price.
(2)	The amounts shown in this column constitute awards earned in 2008 under the 2008 Cash Bonus Plan; amounts earned were paid in January 2009. For a further discussion of these awards, see the Compensation Discussion and Analysis beginning on page 17 of this proxy statement.
(3)	Represents contributions made by us on behalf of such person to our 401(k) plan for each of the named executives other than Robert Pietrusko. The amounts shown in this column for Dr. Pietrusko include contributions made by us on his behalf to our 401(k) plan of $1,108 and reimbursement of $93,621 of relocation expenses in 2007 including all moving expenses related to the relocation of his residence and paying for the closing costs on both the sale of his existing home in Massachusetts and the closing costs associated with the purchase of a new home in Pennsylvania.
(4)

Mr. de Rosen resigned as President and Chief Executive Officer of the Company effective March 31, 2008. He also resigned from the Company’s Board of Directors effective January 1, 2009. Compensation reflected in this table for Mr. de Rosen includes compensation for service as an executive officer provided prior to Mr. de Rosen’s resignation as our chief executive. Compensation provided to Mr. de Rosen in his capacity as a member of our board of directors is provided in the Director Summary Compensation Table on page 8.
(5)	Mr. Milano assumed the role Chief Executive Officer on March 31, 2008.
(6)	Mr. Rowland joined the company in October 2008 and his salary and cash bonus payment for 2008 were prorated to reflect the length of his employment during the fiscal year.
(7)	Dr. Pietrusko joined the company in April 2007 and his salary and cash bonus payment for 2007 were prorated to reflect the length of his employment during the fiscal year.

Base Salary and Incentive Plan Cash Bonus as a Proportion of Total Compensation

The following table sets forth the base salary and incentive plan cash bonus as a proportion of total compensation for each of the named executive officers in 2008:

	Base Salary plus Bonus	Total Compensation	Base Salary and Bonus as a Proportion of Total Compensation
Michel de Rosen	$116,538	$1,263,936	9%
Vincent J. Milano	$661,770	$1,576,273	42%
Colin Broom	$530,775	$1,233,370	43%
Thomas F. Doyle	$474,075	$1,138,248	42%
Robert Pietrusko	$517,072	$959,753	54%
Charles A. Rowland	$77,625	$118,914	65%
Daniel Soland	$522,225	$1,145,218	46%

Grants Of Plan Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities of Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Michel de Rosen,	1/11/20008								30,000	$9.96	$229,773
Chief Executive Officer	3/31/2008								10,000	$8.94	$59,742

Vincent J. Milano,	N.A.	—	$250,000	$312,500
Chief Executive Officer	6/13/2008								115,000	$9.99	$880,095
	1/11/2008								25,000	$9.96	$191,477

Charles A. Rowland,	N.A.	—	$170,000	$212,500
VP, Chief Financial Officer	10/20/2008								100,000	$11.96	$837,820

Colin Broom,	N.A.	—	$177,500	$221,500
VP, Chief Scientific Officer	6/13/2008								55,000	$9.99	$420,915
	1/11/2008								20,000	$9.96	$153,182

Thomas F. Doyle,	N.A.	—	$165,000	$206,000
VP, Strategic Initiatives	6/13/2008								55,000	$9.99	$420,915
	1/11/2008								20,000	$9.96	$153,182

Daniel Soland,	N.A.	—	$182,500	$228,125
VP, Chief Operating Officer	6/13/2008								80,000	$9.99	$612,240
	1/11/2008								20,000	$9.96	$153,182

Robert Pietrusko	N.A.	—	$175,000	$218,750
VP, Regulatory	6/13/2008								55,000	$9.99	$420,915
	1/11/2008								20,000	$9.96	$153,182

(1)	Represents the range of possible payments under the Cash Bonus Plan. For 2008, the compensation committee granted awards to the named executive officers under the Cash Bonus Plan, all of which are reported as Non-Equity Incentive Plan Compensation in the 2008 Summary Compensation Table located on page 27 of this proxy statement.
(2)	Consists of stock options awarded during 2008 under our 2005 Equity Incentive Plan. The stock option awards vest 25% on each of the first four anniversaries of the grant date. The stock options have a ten-year term and an exercise price equal to the closing market price of the our common stock on the date of grant.

Stock Option Grants: The stock options granted in fiscal year 2008 to the named executive officers have an exercise price equal to the fair market value of our common stock on the day of grant, vest over a four-year period with 25% vesting on each twelve month anniversary of the grant date, subject to continued employment, and expire ten years after the date of grant. Fair market value is defined to be the closing sale price of a share of our common stock on the date of grant as reported on the NASDAQ Stock Market. In determining the number of stock options to be granted to executives, our compensation committee takes into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, peer group practice, the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual executive’s total compensation. The compensation committee also considers the cost of equity awards and the projected impact on shareholder dilution.

Cash Bonus Plan Awards: During 2008, the compensation committee approved the awards under our Cash Bonus Plan, which provided our executive officers, including our Chief Executive Officer, with the opportunity to earn a cash incentive award if certain pre-established objectives were attained. For 2008, each of our executive officers, including our Chief Executive Officer earned a bonus amount that was above the target bonus levels established under the Cash Bonus Plan. The bonus amounts earned by our executive officers are reported as “Non-Equity Incentive Plan Compensation” in the 2008 Summary Compensation Table above.

Outstanding Equity Awards At Fiscal Year End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)
Michel de Rosen,	0	10,000		$8.94	3/31/2018
Chief Executive Officer	0	30,000		$9.96	1/11/2018
	17,000	51,000		$13.97	6/16/2017
	18,750	56,250		$15.24	1/12/2017
	40,000	40,000		$8.71	8/3/2016
	40,000	40,000		$19.73	1/17/2016
	60,000	20,000		$7.05	6/21/2015
	90,000	0		$3.14	1/21/2015
	134,876	0		$2.71	2/3/2014
	33,747	0		$2.09	7/22/2013
	60,000	0		$0.99	10/10/2012
	40,000	0		$3.93	4/16/2012
	20,000	0		$20.16	1/14/2012
	16,000	0		$29.37	7/24/2011
	20,000	0		$14.12	1/1/2011
	280,000	0		$21.12	8/21/2010
	20,000	0		$12.00	6/1/2010

Vincent J. Milano,	0	115,000		$9.99	6/13/2018
VP, Chief Executive Officer	0	25,000		$9.96	1/11/2018
	12,500	37,500		$13.97	6/15/2017
	13,750	41,250		$15.24	1/12/2017
	30,000	30,000		$8.71	8/3/2016
	30,000	30,000		$19.73	1/17/2016
	30,000	10,000		$7.05	6/21/2015
	45,000	15,000		$3.14	1/21/2015
	100,000	0		$3.55	1/15/2014
	30,000	0		$2.09	7/22/2013
	1	0		$0.99	10/10/1012
	20,000	0		$3.93	4/16/2012
	10,000	0		$20.16	1/14/2012
	8,000	0		$29.37	7/24/2011
	10,000	0		$14.12	1/1/2011
	21,000	0		$37.12	1/3/2010
	22,500	0		$11.62	1/15/2009

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)
Charles A. Rowland,	0	100,000		$11.96	10/20/2018
VP, Chief Financial Officer

Colin Broom,	0	55,000		$9.99	6/13/2018
VP, Chief Scientific Officer	0	20,000		$9.96	1/11/2018
	10,000	30,000		$13.97	6/15/2017
	10,000	30,000		$15.24	1/12/2017
	25,000	25,000		$8.71	8/3/2016
	20,000	20,000		$19.73	1/17/2016
	30,000	10,000		$7.05	6/21/2015
	29,616	15,000		$3.14	1/21/2015
	150,000	0		$1.84	5/10/2014

Thomas F. Doyle,	0	55,000		$9.99	6/13/2018
VP, Strategic Initiatives	0	20,000		$9.96	1/11/2018
	10,000	30,000		$13.97	6/15/2017
	10,000	30,000		$15.24	1/12/2017
	25,000	25,000		$8.71	8/3/2016
	20,000	20,000		$19.73	1/17/2016
	30,000	10,000		$7.05	6/21/2015
	45,000	15,000		$3.14	1/21/2015
	100,000	0		$3.55	1/15/2014
	30,000	0		$2.09	7/22/2013
	20,000	0		$3.93	4/16/2012
	10,000	0		$20.16	1/14/2012
	8,000	0		$29.37	7/24/2011
	10,000	0		$14.12	1/1/2011
	21,000	0		$37.12	1/3/2010
	22,500	0		$11.62	1/15/2009

Daniel Soland,	0	80,000		$9.99	6/13/2018
VP, Chief Commercial Officer	0	20,000		$9.96	1/11/2018
	10,000	30,000		$13.97	6/15/2017
	10,000	30,000		$15.24	1/12/2017
	50,000	50,000		$12.83	11/6/2016

Robert Pietrusko,	0	55,000		$9.99	6/13/2018
VP, Regulatory	0	20,000		$9.96	1/11/2018
	3,500	10,500		$13.97	6/15/2017
	25,000	75,000		$15.08	4/30/2017

(1)	Option awards vest as follows:
(a)	Grants with expiration dates in the years 2009, 2010, 2011, 2012, 2013 and 2014 are fully vested.
(b)	All other grants vest one-fourth on the first anniversary of the date of grant, one-fourth on the second anniversary of the date of grant, one-fourth on the third anniversary of the date of grant and one-fourth on the fourth anniversary of the date of grant. Grants with expiration dates in 2015 are 75% vested, grants with expiration dates in 2016 are 50% vested, grants with expiration dates in 2017 are 25% vested and grants with expiration dates in years after 2017 have not vested at all.
(c)	All option awards have a term of 10 years.

Option Exercises And Stock Vested

Name and Principal Position	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michel de Rosen,	36,900	$256,455	—	—
Chief Executive Officer

Vincent J. Milano,	—	—	—	—
Chief Executive Officer

Charles A. Rowland,	—	—	—	—
VP, Chief Financial Officer

Colin Broom,	15,384	$170,369	—	—
VP, Chief Scientific Officer

Thomas F. Doyle,	—	—	—	—
VP, Strategic Initiatives

Daniel Soland,	—	—	—	—
VP, Chief Operating Officer

Robert Pietrusko	—	—	—	—
VP, Global Quality and Regulatory

2008 Potential Payments Upon Termination Or Change In Control

Agreements with our Chief Executive Officer and Other Named Executive Officers

We have entered into change of control agreements with each of our named executive officers and our general counsel. If an employee that is parties to one of these agreements is terminated or resigns for good reason within twelve months after a change of control, then the employee will receive severance payments equal to his or her then current monthly base salary over a period that varies from nine to 18 months. Any of the following situations would constitute a “change of control” under the change in control agreements:

•	a dissolution or liquidation of us;

•	a sale or otherwise disposition of all or substantially all of our assets;

•	a merger or consolidation where more than fifty percent of the combined voting power of our outstanding securities is transferred;

•

the acquisition by any person or entity of the beneficial ownership of securities representing fifty percent or more of the combined voting power of our then outstanding voting securities unless certain procedures have occurred;

•

a change in the composition of our board of directors over a period of twelve months or less such that a majority of the board members ceases to be comprised of individuals who either (i) have been board members continuously since the beginning of such period, or (ii) have been elected or nominated for election as board members during such period by at least a 60% majority of the board members described in clause (i) who were still in office at the time such election or nomination was approved by the board.

To be covered by the change of control agreements, a named executive officer must be either terminated “without cause” or resign for “good reason.” A termination of a named executive officer for “cause” would not trigger any liability to a named executive officer under the change in control agreement. “Cause” is when a named executive officer has engaged in any act of fraud, embezzlement, or any other serious criminal conduct that adversely affects the company committed intentionally by the employee in connection with employee’s employment or the performance of employee’s duties as an officer or director of the company or the employee’s conviction of, or plea of guilty or nolo contendere to, any felony.

For our named executive officers, a resignation for “Good Reason” includes: (i) a change in the employee’s role such that his or her authority, duties or responsibilities are not substantially equivalent to the employee’s authority, duties or responsibilities in effect immediately prior to such change; (ii) a change in the location of the facility at which employee is required to perform his or her duties is more than 50 miles from Exton, Pennsylvania, unless such new location does not increase the employee’s commuting time; (iii) a reduction of five percent (5%) or more in either of the employee’s base salary or the amount of the employee’s target bonus; or (iv) our failure to pay or make available any material payment or benefit due under the agreement or any other material breach by us of the agreement.

However, the above events or conditions will constitute Good Reason only if (i) such event or condition occurs during the period commencing on the date of a Change of Control and continuing for twelve consecutive months thereafter and (ii) the employee provides the company with written objection to the event or condition within 60 days following the occurrence thereof, the company does not reverse or otherwise cure the event or condition within 30 days of receiving that written objection and the employee resigns employee’s employment within 90 days following the expiration of that cure period.

Under these arrangements, because of their length of service with us, each of Mr. Milano and Mr. Doyle will receive severance payments over an 18-month period and Mr. Rowland, Dr. Broom, Mr. Soland and Dr. Pietrusko will receive severance payments over a 12 month period. We will pay the premiums that would otherwise be paid by the employee if the employee elected to receive continuation coverage under COBRA for a period that matches the employee’s severance period. In exchange for these benefits, the employee will release us from any obligations we may have incurred in connection with the employee’s employment with us.

In July 2002, we adopted the ViroPharma Incorporated Severance Pay Plan, which is intended to provide separation benefits to certain of our employees in the event that they are separated from employment involuntarily. The Severance Pay Plan is administered by the compensation committee of our board of directors. In general, any person who is regularly employed by us for 30 or more hours per week is eligible for salary continuation and COBRA continuation coverage in an amount that is determined by the administrator, in its sole discretion, prior to an employee’s separation from employment. In exchange for these benefits, the employee will release us from any obligations we may have incurred in connection with the employee’s employment with us.

The following table sets forth our lump-sum payment obligations under the Change in Control Agreements with our named executive officers under various scenarios. The table assumes termination on December 31, 2008 and payment of such termination obligations within a reasonable time thereafter.

	Change in Control
Name	Salary and Bonus(1)	Healthcare benefits(2)	Stock Option Acceleration(4)	Tax Gross-Up(3)	Total
Vincent J. Milano	$645,000	$47,509	$762,150	—	$1,454,659
Charles A. Rowland	$340,000	$31,020	$106,000	—	$477,020
Colin Broom	$337,000	$31,020	$543,500	—	$911,520
Thomas F. Doyle	$451,000	$47,509	$543,500	—	$1,042,009
Robert Pietrusko	$328,000	$31,020	$227,850	—	$586,870
Daniel Soland	$330,000	$31,020	$313,100	—	$674,120

(1)	For termination after or in connection with a change in control Mr. Milano and Mr. Doyle receive base pay for 18 months, Mr. Rowland, Dr. Broom, Mr. Soland and Dr. Pietrusko for 12 months.
(2)

Under the Change in Control Agreements with our executives, medical, dental and disability coverage is provided to the named executive officer and his/her spouse and dependents for a certain period of time, depending on the nature of the named executive officer’s termination. We may, at our sole discretion, elect to pay the named executive officer cash in lieu of such coverage in an amount equal to the named executive officer’s after-tax cost of continuing such coverage, where such coverage may not be continued. For termination in connection with a change in control Messrs. Milano and Doyle will continue to receive medical, dental and disability coverage for 18 months and Mr. Rowland, Dr. Broom, Mr. Soland and Dr. Pietrusko will continue to receive medical, dental and disability coverage for 12 months. Values reported in the table reflect the projected present value based on premium equivalent rates for continued medical, dental and disability coverage for the period specified for each NEO.

(3)	Messrs. Milano, Rowland, Doyle, Soland, Dr. Pietrusko and Dr. Broom do not receive a “gross-up” payment. However, under the 2005 Equity Incentive Plan, they can refuse to accept accelerated vesting of an award after consideration of the tax consequences.
(4)	Our employee stock option plans each contain change in control provisions regarding accelerated vesting of outstanding option grants and stock issuances. In the event of a change in control, all unvested options become vested for employees who have been employed by us for at least two years, and 50% of such unvested options become vested for employees with less than two years of service. For stock options, the dollar value is calculated for “in-the-money” options by multiplying the number of accelerated options by the difference of (i) $13.02 the closing price of our common stock on December 31, 2008, and (ii) the option exercise price. The board of directors has approved amendments to options granted to each of Mr. Rowland and Dr. Pietrusko waiving the requirement that these executives must be employees for two years and therefore all of their options would vest upon a change of control.

Confidentiality and Inventions Agreements

We have entered into confidentiality and inventions agreements with each of our employees. The agreements provide that, among other things, all inventions, discoveries and ideas made or conceived by an employee during employment which are useful to us or related to our business or which were made or conceived with the use of our time, material, facilities or trade secret information, belong exclusively to us, without additional compensation to the employee. The agreements also have confidentiality provisions in favor of us and noncompetition provisions in favor of us during employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the compensation committee are Mr. Glaser and Dr. Claypool. Neither of these individuals were at any time during fiscal year 2008 an officer or employee of ours or has any relationship that is required to be disclosed pursuant to the rules of the Securities and Exchange Commission. Furthermore, none of our executive officers serves on the board of directors or compensation committee of any entity that has an executive officer serving as a member of our board of directors or compensation committee.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN

CONTROL PERSONS

Transactions with Related Persons

Since January 1, 2008, there were not any transactions, nor are there currently any proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Persons

The audit committee of our board of directors is responsible for reviewing and recommending action to the board of directors regarding potential material transactions with related persons, including any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in our Audit Committee Charter, a copy of which is available on our Internet website at www.viropharma.com.

To identify related party transactions, each year, we require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests or the interests of our stockholders. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our General Counsel.

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests or the interests of our stockholders and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to us in an objective and fair manner.

A copy of our Code of Business Conduct and Ethics is available on our Internet website at www.viropharma.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 3, 2009, except as otherwise indicated in the relevant footnote, by (1) each person or group that we know beneficially owns more than 5% of our common stock, (2) each of our directors and the director nominees, (3) our Chief Executive Officer, and our four most highly compensated executive officers other than our Chief Executive Officer for the fiscal year ended December 31, 2008, collectively referred to in this proxy statement as the “named executive officers,” and (4) all current executive officers and directors as a group. Unless otherwise indicated, the address of each person identified below is c/o ViroPharma Incorporated, 730 Stockton Drive, Exton, Pennsylvania 19341.

The percentages of beneficial ownership shown below are based on 77,406,908 shares of our common stock outstanding as of April 3, 2009, unless otherwise stated. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes those securities over which a person may exercise voting or investment power. In addition, shares of common stock which a person has the right to acquire upon the exercise of stock options or the exercise or conversion of other securities that are exercisable for or convertible into shares of our common stock within 60 days of April 3, 2009 are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated in the footnotes to this table or as affected by applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

Beneficial Owner	# of Shares Beneficially Owned	% of Shares Beneficially Owned
5% Stockholders
Barclays Global Investors(1)	6,214,541	8.0%
Julian and Felix Baker(2)	5,280,146	6.8%
Hound Partners, LLC(3)	4,000,000	5.2%

Directors and Executive Officers(4)
Vincent J. Milano	473,493	*
Thomas F. Doyle	426,682	*
Colin Broom, M.D.	326,888	*
Paul A. Brooke	255,000	*
William D. Claypool	145,000	*
Robert J. Glaser	106,860	*
Daniel Soland	159,434	*
Michael R. Dougherty	40,000	*
John R. Leone	55,000	*
Howard H. Pien	52,500	*
Robert Pietrusko	62,889	*
Charles A. Rowland	24,000	*

All directors and executive officers as a group (12 persons)	2,127,746	2.7%

*	Represents less than 1% of the outstanding shares of our common stock.
(1)	As reflected in a Schedule 13G dated February 6, 2009 filed on behalf of Barclays Global Investors, NA (“BGI”), Barclays Global Fund Advisors (“BGFA”) each with an address of 400 Howard Street, San Francisco, CA 94105 and Barclays Global Investors, LTD (“BGI LTD”) with an address of Murray House, 1 Royal Mint court, London EC3N 4HH. BGI reported that it has sole voting power with respect to 1,617,815 shares and sole dispositive power with respect to 1,894,972 shares. BGFA reported that it has sole voting power with respect to 3,371,186 shares and sole dispositive power with respect to 4,266,939 shares. BGI LTD reported that it has sole voting power with respect to 2,310 shares and sole dispositive power with respect to 52,630 shares. The Schedule 13G reported that BGI is a bank as defined in Section 3(a)(6) of the Act, and BGFA is an investment advisor to various investment companies. The shares reported for BGI and BGFA are held by them for the economic benefit of the beneficiaries of those accounts.
(2)

As reflected in a Schedule 13G/A dated February 17, 2009 filed on behalf of Baker/Tisch Investments, L.P., Baker Bros. Investments, L.P., Baker Bros. Investments II, L.P., Baker Brothers Life Sciences, L.P., 14159,

L.P., 667, L.P., FBB Associates and Messrs. Felix J. and Julian C. Baker (“Baker Brothers Investments”), each with an address at 667 Madison Avenue, New York, NY 10021. The 13G/A indicates that the number of shares beneficially owned does not include shares issuable upon conversion of our 2.0% senior convertible notes due 2017 that are held by Baker Brothers Investments. Felix J. and Julian C. Baker are Managing Members of the investment advisors of each of the entities listed above and share voting and dispositive power with respect to the shares held by each such entity and disclaim beneficial ownership of such shares in which they have no pecuniary interest.

(3)

As reflected in a Schedule 13G dated March 18, 2009 filed on behalf of Hound Partners, LLC, Hound Performance, LLC and Jonathan Auerbach, each with an address at 101 Park Avenue, 48th Floor, New York, NY. The 13G indicates that Jonathan Auerbach is the managing member of Hound Performance, LLC and Hound Partners, LLC, investment management firms that serve as the general partner and investment manager, respectively, to Hound Partners, LP. Jonathan Auerbach, as managing member of Hound Performance and Hound Partners LLC has the power to vote, dispose, or direct the voting or disposition of, the shares of common stock of ViroPharma Incorporated reported herein.

(4)	Includes the following shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of April 3, 2009:

Name	Shares Underlying Options
Vincent J. Milano	410,251
Thomas F. Doyle	379,000
Colin Broom, M.D.	314,616
Paul A. Brooke	95,000
William D. Claypool, M.D.	85,000
Daniel Soland	85,000
Robert J. Glaser	65,000
Robert Pietrusko	58,500
John R. Leone	55,000
Howard H. Pien	52,500
Michael R. Dougherty	40,000
Charles A. Rowland	0

The following report of the audit committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors is comprised of three non-employee directors. The role of the audit committee is to assist the board of directors in its oversight of our financial reporting process. The board of directors, in its business judgment, has determined that all members of the committee are “independent,” as required by applicable NASDAQ rules. The committee operates pursuant to a charter that was amended by the board of directors on May 20, 2005. As set forth in the charter, our management is responsible for the preparation, presentation and integrity of our consolidated financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion based on their audits conducted in accordance with standards of the Public Company Accounting Oversight Board (United States).

The audit committee assists the board of directors in monitoring (a) the integrity of our financial statements in compliance with Securities and Exchange Commission and other regulatory requirements; (b) the annual independent audit of our financial statements; and (c) the independent registered public accounting firm’s independence and qualifications. The audit committee also works to provide effective communication between our board of directors and our independent registered public accounting firm and to support management’s efforts to enhance the quality of our internal control structure.

Our independent registered public accounting firm is accountable to the audit committee, and the audit committee has ultimate authority to select, evaluate and replace our independent registered public accounting firm. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting, if any) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the audit committee.

In the performance of its oversight function, the committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the committee has received the written disclosures from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, as currently in effect, and has considered whether the provision of non-audit services by the independent registered public accounting firm to us is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the committee recommended to the board that the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 be filed with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

Michael R. Dougherty (Committee Chairman)
Paul A. Brooke
John R. Leone

February 23, 2009

INDEPENDENT PUBLIC ACCOUNTANTS

During the fiscal years ended December 31, 2008 and 2007, fees in connection with services rendered by KPMG LLP, our independent registered public accounting firm, were as set forth below:

	Fiscal 2008	Fiscal 2007
Audit Fees	$579,000	$467,000
Audit-Related Fees	$0	$0
Tax Fees	$34,860	$26,000
All Other Fees	$2,400	$2,400

TOTAL	$616,260	$495,400

Audit fees consisted of fees for the audit of the our annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and review of our documents filed with the Securities and Exchange Commission including related to capital-raising transactions.

Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services.

Other fees consisted of a fee paid to access an online accounting research tool provided by KPMG LLP.

Policy for Pre-Approval of Audit and Non-Audit Services

The audit committee’s policy is to pre-approve all audit services and all non-audit services that our independent auditor is permitted to perform for us under applicable federal securities regulations. To the extent permitted by the applicable regulations, the committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and pre-approval of certain engagements up to pre-determined dollar thresholds that are reviewed annually by the committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

All engagements of the independent auditor to perform any audit services and non-audit services have been pre-approved by the committee in accordance with the pre-approval policy. The policy has not been waived in any instance.

The audit committee may delegate pre-approval authority to the Chairman of the audit committee. The Chairman of the audit committee must report any decisions to the audit committee at the then next scheduled meeting.

A representative of KPMG LLP is expected to be present at the annual meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

KPMG LLP has served as our independent registered public accounting firm since 1995. The audit committee has reappointed KPMG LLP as our independent accountants for the year ending December 31, 2009, and has further directed that management submit the selection of KPMG LLP as our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our bylaws, Delaware corporate law or otherwise. The board of directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of KPMG LLP as our independent registered public accounting firm, the board of directors will reconsider whether to retain that firm for fiscal 2009.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009 AS DESCRIBED IN THIS PROPOSAL NO. 3

STOCKHOLDER PROPOSALS FOR

THE 2010 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder desiring to present a proposal for inclusion in the Company’s proxy statement for the 2010 Annual Meeting of Stockholders must deliver the proposal to the Secretary at the address below not later than December 18, 2009. Only those proposals that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in the Company’s proxy statement for the 2010 Annual Meeting.

Rule 14a-4(c) under the Exchange Act provides that if a proponent of a proposal fails to notify us at the address below at least 45 days prior to the month and day of mailing of the prior year’s proxy statement (or any date specified in an advance notice provision), then the management proxy holders will be allowed to use their discretionary voting authority with respect to the voting of proxies when the proposal is presented at the meeting, without any discussion of the matter in the proxy statement. With respect to our 2010 annual meeting of stockholders, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by March 22, 2010, the management proxy holders will be allowed to use their discretionary authority with respect to the voting of proxies.

Stockholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified in the Company’s by-laws. The by-laws require all stockholders who intend to make proposals at an annual meeting of stockholders to submit their proposals to the Secretary not fewer than 90 and not more than 120 days before the anniversary date of the previous year’s annual meeting of stockholders. The by-laws also provide that nominations for director may only be made by the Board of Directors or by a stockholder of record entitled to vote who sends notice to the Secretary not fewer than 90 nor more than 120 days before the anniversary date of the previous year’s annual meeting of stockholders. Any nomination by a stockholder must comply with the procedures specified in the by-laws. To be eligible for consideration at the 2010 Annual Meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement and any nominations for director must be received by the Secretary between February 20, 2010 and March 22, 2010. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. All submissions to, or requests from, the Secretary should be made to:

ViroPharma Incorporated

730 Stockton Drive

Exton, PA 19341

Attention: J. Peter Wolf, Secretary

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, certain of our officers and persons who own more than 10% of our common stock, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such common stock. These directors, officers and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) forms which they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, our directors, officers and greater than 10% stockholders complied with all fiscal year 2008 Section 16(a) filing requirements applicable to them.

OTHER MATTERS

Our board of directors does not intend to bring any other matters before the annual meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as they deem appropriate.

The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

J. Peter Wolf
Vice President, General Counsel and Secretary

April 8, 2009

ANNEX A

VIROPHARMA INCORPORATED

2000 EMPLOYEE STOCK PURCHASE PLAN

(As amended and restated on April 8, 2009)

1. Purpose.

The ViroPharma Incorporated 2000 Employee Stock Purchase Plan (the “Plan”) is intended to encourage and facilitate the purchase of Shares of the Common Stock of ViroPharma Incorporated (the “Company”) by employees of the Company and any Participating Companies, thereby providing employees with a personal stake in the Company and a long range inducement to remain in the employ of the Company and Participating Companies. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

2. Definitions.

(a) “Account” means a bookkeeping account established by the Committee on behalf of a Participant to hold Payroll Deductions.

(b) “Approved Leave of Absence” means a leave of absence that has been approved by the applicable Participating Company in such a manner as the Board may determine from time to time.

(c) “Board” means the Board of Directors of the Company.

(d) “Business Day” means a day on which national stock exchanges and the NASDAQ System are open for trading.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Committee appointed pursuant to section 14 of the Plan.

(g) “Company” means ViroPharma Incorporated.

(h) “Compensation” means an Employee’s cash compensation payable for services to a Participating Company during an Offering Period.

(i) “Election Form” means the form acceptable to the Committee which an Employee shall use to make an election to purchase Shares through Payroll Deductions pursuant to the Plan.

(j) “Eligible Employee” means an Employee who meets the requirements for eligibility under section 3 of the Plan.

(k) “Employee” means a person who is an employee of a Participating Company.

(l) “Enrollment Date” means, with respect to a given Offering Period, a date established from time to time by the Committee or the Board, which shall be not later than the first day of such Offering Period.

(m) “Fair Market Value” means the closing price per Share on the principal national securities exchange on which the shares are listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if not listed or traded on any such exchange or system, the fair market value as reasonably determined by the Board, which determination shall be conclusive.

(n) “Five Percent Owner” means an Employee who, with respect to a Participating Company, is described in section 423(b)(3) of the Code.

(o) “Offering” means an offering of Shares to Eligible Employees pursuant to the Plan.

(p) “Offering Commencement Date” means the first Business Day on or after January 1 or the first Business Day on or after July 1 of each year.

(q) “Offering Period” means the period extending from an Offering Commencement Date through the following Offering Termination Date.

(r) “Offering Termination Date” means the earlier of the last Business Day in the period ending each June 30 and December 31 immediately following an Offering Commencement Date.

(s) “Option Price” means 85 percent of the lesser of: (1) the Fair Market Value per Share on the Offering Commencement Date, or if such date is not a trading day, then on the next trading day thereafter or (2) the Fair Market Value per Share on the Offering Termination Date, or if such date is not a trading day, then on the next trading day thereafter.

(t) “Participant” means an Employee who meets the requirements for eligibility under section 3 of the Plan and who has timely delivered an Election Form to the Committee.

(u) “Participating Company” means the Company and subsidiaries of the Company, within the meaning of section 424(f) of the Code, if any.

(v) “Payroll Deductions” means amounts withheld from a Participant’s Compensation pursuant to the Plan, as described in section 5 of the Plan.

(w) “Plan” means ViroPharma Incorporated 2000 Employee Stock Purchase Plan, as set forth in this document, and as may be amended from time to time.

(x) “Plan Termination Date” means the earlier of:

(1) The Offering Termination Date for the Offering in which the maximum number of Shares specified in section 5 of the Plan have been issued pursuant to the Plan; or

(2) The date as of which the Board chooses to terminate the Plan as provided in section 15 of the Plan.

(y) “Shares” means shares of common stock of the Company, $.002 par value per Share.

(z) “Successor-in-Interest” means the Participant’s executor or administrator, or such other person or entity to whom the Participant’s rights under the Plan shall have passed by will or the laws of descent and distribution.

(aa) “Termination Form” means the form acceptable to the Committee which an Employee shall use to withdraw from an Offering pursuant to section 8 of the Plan.

3. Eligibility and Participation.

(a) Initial Eligibility. Except as provided in section 3(b) of the Plan, each individual who is an Employee on an Offering Commencement Date shall be eligible to participate in the Plan with respect to the Offering that commences on that date.

(b) Ineligibility. An Employee shall not be eligible to participate in the Plan if such Employee:

(1) Is a Five Percent Owner;

(2) Has not customarily worked more than 20 hours per week during a 24-consecutive-month period ending on the last day of the month immediately preceding the effective date of an election to purchase Shares pursuant to the Plan; or

(3) Is restricted from participating under section 3(d) of the Plan.

(c) Leave of Absence. An Employee on an Approved Leave of Absence shall be eligible to participate in the Plan, subject to the provisions of sections 5(d) and 8(d) of the Plan. An Approved Leave of Absence shall be considered active employment for purposes of sections 3(b)(2) and 3(b)(3) of the Plan.

(d) Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan if:

(1) Immediately after the grant, such Employee would be a Five Percent Owner; or

(2) Such option would permit such Employee’s rights to purchase stock under all employee stock purchase plans of the Participating Companies which meet the requirements of section 423(b) of the Code to accrue at a rate which exceeds $25,000 in fair market value (as determined pursuant to section 423(b)(8) of the Code) for each calendar year in which such option is outstanding.

(e) Commencement of Participation. An Employee who meets the eligibility requirements of sections 3(a) and 3(b) of the Plan and whose participation is not restricted under section 3(d) of the Plan shall become a Participant by completing an Election Form and filing it with the Committee on or before the applicable Enrollment Date. Payroll Deductions for a Participant shall commence on the applicable Offering Commencement Date when his or her authorization for Payroll Deductions becomes effective, and shall end on the Plan Termination Date, unless sooner terminated by the Participant pursuant to section 8 of the Plan. Notwithstanding the foregoing sentence, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d) of the Plan, a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period; provided, that such Payroll Deductions shall recommence at the rate as provided in such Participant’s Enrollment Form at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 8 of the Plan.

4. Shares Per Offering.

The Plan shall be implemented by a series of Offerings that shall terminate on the Plan Termination Date. Offerings shall be made with respect to Compensation payable for each Offering Period occurring on or after adoption of the Plan by the Board and ending with the Plan Termination Date. Shares available for any Offering shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to section 10(a) of the Plan, for all of the Offerings, less the actual number of Shares purchased by Participants pursuant to prior Offerings. If the total number of Shares for which options are exercised on any Offering Termination Date exceeds the maximum number of Shares available, the Committee shall make a pro rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Offering Termination Date.

5. Payroll Deductions.

(a) Amount of Payroll Deductions. An Eligible Employee who wishes to participate in the Plan shall file an Election Form (authorizing payroll deductions) with the Committee prior to the applicable Enrollment Date.

(b) Participants’ Accounts. All Payroll Deductions with respect to a Participant pursuant to section 5(a) of the Plan shall commence on the first payroll following the Enrollment Date and shall end of the last payroll in the

Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 8. All Payroll Deductions will be credited to the Participant’s Account under the Plan.

(c) Changes in Payroll Deductions. A Participant may discontinue his participation in the Plan as provided in section 8(a) of the Plan, but no other change can be made during an Offering, including, but not limited to, changes in the amount of Payroll Deductions for such Offering. A Participant may change the amount of Payroll Deductions for subsequent Offerings by giving written notice of such change to the Committee on or before the applicable Enrollment Date for such Offering Period.

(d) Leave of Absence. A Participant who goes on an Approved Leave of Absence before the Offering Termination Date after having filed an Election Form with respect to such Offering may:

(1) Withdraw the balance credited to his or her Account pursuant to section 8(b) of the Plan;

(2) Discontinue contributions to the Plan but remain a Participant in the Plan through the earlier of (i) the Offering Termination Date or (ii) the close of business on the 90th day of such Approved Leave of Absence unless such Employee shall have returned to regular non-temporary employment before the close of business on such 90th day;

(3) Remain a Participant in the Plan during such Approved Leave of Absence through the earlier of (i) the Offering Termination Date or (ii) the close of business on the 90th day of such Approved Leave of Absence unless such Employee shall have returned to regular non-temporary employment before the close of business on such 90th day, and continue the authorization for the Participating Company to make Payroll Deductions for each payroll period out of continuing payments to such Participant, if any.

6. Granting of Options.

On each Offering Termination Date, each Participant shall be deemed to have been granted an option to purchase a minimum of one (1) Share and a maximum number of Shares that shall be a number of whole Shares equal to the quotient obtained by dividing the balance credited to the Participant’s Account as of the Offering Termination Date, by the Option Price.

7. Exercise of Options.

(a) Automatic Exercise. With respect to each Offering, a Participant’s option for the purchase of Shares granted pursuant to section 6 of the Plan shall be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering.

(b) Fractional Shares and Minimum Number of Shares. Fractional Shares shall not be issued under the Plan. Amounts credited to an Account remaining after the application of such Account to the exercise of options for a minimum of one (1) full Share shall be credited to the Participant’s Account for the next succeeding Offering, or, at the Participant’s election, returned to the Participant as soon as practicable following the Offering Termination Date, without interest.

(c) Transferability of Option. No option granted to a Participant pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such option shall be exercisable during the Participant’s lifetime other than by the Participant.

(d) Delivery of Certificates for Shares. The Company shall deliver certificates for Shares acquired on the exercise of options during an Offering Period as soon as practicable following the Offering Termination Date.

(e) Restriction on Transfer of Shares.

(1) The Shares acquired upon exercise of the options shall not be transferable for the nine-month period commencing on the date of exercise. In order to ensure that the transfer restriction is adhered to, the

Company shall hold such Shares in escrow for the duration of the restriction period. Except as otherwise provided by this Section 7(e), during the restriction period, the Participant shall have all the rights accorded a shareholder of the Company.

(2) Notwithstanding the provisions of Section 7(e)(1):

(A) If the Committee, upon written request of a Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company shall, as soon as practicable following such determination, release that number of Shares from escrow the sale of which will generate an amount necessary to meet the emergency. For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence.

(B) The Committee may, in its sole discretion, waive the restriction period in whole or in part, provided that any such waiver shall be applied uniformly to all Shares to which such restrictions apply.

8. Withdrawals.

(a) Withdrawal of Account. A Participant may elect to withdraw the balance credited to the Participant’s Account by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering.

(b) Amount of Withdrawal. A Participant may withdraw all, but not less than all, of the amounts credited to the Participant’s Account by giving a Termination Form to the Committee. All amounts credited to such Participant’s Account shall be paid as soon as practicable following the Committee’s receipt of the Participant’s Termination Form, and no further Payroll Deductions will be made with respect to the Participant.

(c) Termination of Employment. Upon termination of a Participant’s employment for any reason other than death, including termination due to disability or continuation of a leave of absence beyond 90 days, all amounts credited to such Participant’s Account shall be returned to the Participant. In the event of a Participant’s (1) termination of employment due to death or (2) death after termination of employment but before the Participant’s Account has been returned, all amounts credited to such Participant’s Account shall be returned to the Participant’s Successor-in-Interest.

(d) Leave of Absence. A Participant who is on an Approved Leave of Absence shall, subject to the Participant’s election pursuant to section 5(d) of the Plan, continue to be a Participant in the Plan until the earlier of (i) the end of the first Offering ending after commencement of such Approved Leave of Absence or (ii) the close of business on the 90th day of such Approved Leave of Absence unless such Employee shall have returned to regular non-temporary employment before the close of business on such 90th day. A Participant who has been on an Approved Leave of Absence for more than 90 days shall not be eligible to participate in any Offering that begins on or after the commencement of such Approved Leave of Absence so long as such leave of absence continues.

9. Interest.

No interest shall be paid or allowed with respect to amounts paid into the Plan or credited to any Participant’s Account.

10. Shares.

(a) Maximum Number of Shares. No more than 900,000 Shares may be issued under the Plan. Such Shares shall be authorized but unissued shares of the Company. The number of Shares available for any Offering and all Offerings shall be adjusted if the number of outstanding Shares of the Company is increased or reduced by split-up, reclassification, stock dividend or the like. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.

(b) Participant’s Interest in Shares. A Participant shall have no interest in Shares subject to an option until such option has been exercised.

(c) Registration of Shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

(d) Restrictions on Exercise. The Board may, in its discretion, require as conditions to the exercise of any option such conditions as it may deem necessary to assure that the exercise of options is in compliance with applicable securities laws.

11. Expenses.

The Participating Companies shall pay all fees and expenses incurred (excluding individual Federal, state, local or other taxes) in connection with the Plan. No charge or deduction for any such expenses will be made to a Participant upon the termination of his or her participation under the Plan or upon the distribution of certificates representing Shares purchased with his or her contributions.

12. Taxes.

The Participating Companies shall have the right to withhold from each Participant’s Compensation an amount equal to all Federal, state, city or other taxes as the Participating Companies shall determine are required to be withheld by them in connection with the grant, exercise of the option or disposition of Common Stock. In connection with such withholding, the Participating Companies may make any such arrangements as are consistent with the Plan as it may deem appropriate, including the right to withhold from Compensation paid to a Participant other than in connection with the Plan and the right to withdraw such amount from the amount standing to the credit of the Participant’s Account.

13. Plan and Contributions Not to Affect Employment.

The Plan shall not confer upon any Eligible Employee any right to continue in the employ of the Participating Companies.

14. Administration.

The Plan shall be administered by the Board, which may delegate responsibility for such administration to a committee of the Board (the “Committee”). If the Board fails to appoint the Committee, any references in the Plan to the Committee shall be treated as references to the Board. The Board, or the Committee, shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel. The determinations of the Board or the Committee on the matters referred to in this paragraph shall be conclusive and binding upon all persons in interest.

15. Amendment and Termination.

The Board may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants, provided further, that no amendment to the Plan shall affect the right of a Participant to receive his or her proportionate interest in the Shares or his or her Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, and provided further that the Company may seek shareholder approval of an amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities or Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation.

16. Effective Date.

The Plan shall become effective on the date that it is approved by the Company’s stockholders.

17. Government and Other Regulations.

(a) In General. The purchase of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

(b) Securities Law. The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

18. Non-Alienation.

No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber his interest under the Plan prior to the distribution to him of Share certificates. Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.

19. Notices.

Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:

If to the Company:

ViroPharma Incorporated

730 Stockton Drive

Exton, PA 19341

Fax: (610) 458-7380

Attention: Employee Stock Purchase Plan Committee

or any other address provided pursuant to written notice.

If to the Participant:

At the address on file with the Company from time to time, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

20. Successors.

The Plan shall be binding upon and inure to the benefit of any successor, successors or assigns of the Company.

21. Severability.

If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

22. Acceptance.

The election by any Eligible Employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.

23. Applicable Law.

This Plan shall be construed in accordance with the law of the Commonwealth of Pennsylvania, to the extent not preempted by applicable Federal law.

IN WITNESS WHEREOF, the foregoing Plan is executed this 8th day of April 2009 and shall become effective upon the approval of the stockholders of the Company.

[CORPORATE SEAL]	VIROPHARMA INCORPORATED

Attest: J. Peter Wolf	By: Vincent J. Milano

VIROPHARMA INCORPORATED

2009 Annual Meeting of Stockholders – May 22, 2009

SOLICITED ON BEHALF OF THE COMPANY AND APPROVED

BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Vincent J. Milano and J. Peter Wolf, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to appear at the Annual Meeting of Stockholders of ViroPharma Incorporated to be held on May 22, 2009 and at any continuation, postponement or adjournment thereof, and to vote all of the shares of ViroPharma Incorporated that the undersigned is entitled to vote, with all powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2009

You may access our proxy statement and our annual report to stockholders for the year ended December 31, 2008 at www.stocktrans.com/eproxy/viropharma2009.

ELECTION OF CLASS I DIRECTORS FOR A TERM OF THREE YEARS:

Paul A. Brooke	FOR	☐	WITHHOLD AUTHORITY	☐
Michael R. Dougherty	FOR	☐	WITHHOLD AUTHORITY	☐
Robert J. Glaser	FOR	☐	WITHHOLD AUTHORITY	☐

AMENDMENT OF 2000 EMPLOYEE STOCK PURCHASE PLAN:

FOR	☐	AGAINST	☐	ABSTAIN	☐

RATIFICATION OF APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009

FOR	☐	AGAINST	☐	ABSTAIN	☐

(Please date and sign on reverse side)

This space intentionally left blank

This proxy, when properly executed, will be voted as directed. If no directions to the contrary are indicated, the proxy agents intend to vote FOR the election as directors of the nominees named on this proxy card and FOR the approval of the amendment to the amended and restated certificate of incorporation increasing the number of shares of common stock authorized for issuance.

A majority of the proxy agents present and acting in person, or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO ALL OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Receipt of ViroPharma Incorporated’s 2008 Annual Report and the Notice of the 2009 Annual Meeting and Proxy Statement relating thereto is hereby acknowledged.

Date: , 2009

Signature (s)

Please sign your name exactly as it appears hereon, indicating any official position or representative capacity. If Shares are registered in more than one name, all owners must sign.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE

PREPAID ENVELOPE.

cut here

YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple questions. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at

1-866-626-4508 on a touch-tone telephone

OR

2.	VOTE BY INTERNET:

Log-on to www.votestock.com

Enter your control number printed below

Vote your proxy by checking the appropriate boxes

Click on “Accept Vote”

OR

3.	VOTE BY MAIL: If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the postage prepaid envelope provided.

YOUR CONTROL NUMBER IS: